As filed with the Securities and Exchange Commission on August 7, 2001

                                                          Registration No. _____
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-1
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                                      NEXLAND, INC.
                          (Name of Registrant in Our Charter)
          DELAWARE                        3570                   37-1356503
(State or Other Jurisdiction  (Primary Standard Industrial    (I.R.S. Employer
      of Incorporation         Classification Code Number)   Identification No.)
      or Organization)
                                                         GREGORY S. LEVINE
   1101 BRICKELL AVENUE                                 1101 BRICKELL AVENUE
  NORTH TOWER, SUITE 200                               NORTH TOWER, SUITE 200
   MIAMI, FLORIDA 33131                                 MIAMI, FLORIDA 33131
      (305) 358-7771                                      (305) 358-7771
(Address and telephone number                       (Name, address and telephone
       of Principal                                 number of agent for service)
   Executive Offices and
Principal Place of Business)

                                     Copies to:
       Clayton E. Parker, Esq.                    Ronald S. Haligman, Esq.
     Kirkpatrick & Lockhart LLP                  Kirkpatrick & Lockhart LLP
201 S. Biscayne Boulevard, Suite 2000      201 S. Biscayne Boulevard, Suite 2000
        Miami, Florida 33131                        Miami, Florida 33131
           (305) 539-3300                              (305) 539-3300
   Telecopier No.: (305) 358-7095              Telecopier No.: (305) 358-7095


      Approximate date of commencement of proposed sale to the public: AS SOON AS PRACTICABLE AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. |X|

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|



                        CALCULATION OF REGISTRATION FEE
===============================================================================================================
                                                                                    Proposed
                                                                     Proposed        Maximum
                                                                     Maximum        Aggregate      Amount of
Title of Each Class of                           Amount to be     Offering Price    Offering     Registration
Securities to be Registered                       Registered       Per Share(1)      Price(1)        Fee
---------------------------------------------------------------------------------------------------------------
Common Stock, Par Value $0.0001 Per Share     13,673,814  Shares     $0.50          $6,836,907     $1,709.23
---------------------------------------------------------------------------------------------------------------
Total                                         13,673,814  Shares     $0.50          $6,836,907     $1,709.23
===============================================================================================================
(1)  Estimate solely for the purpose of calculating the registration fee pursuant to rule 457(c) under the
     Securities Act of 1933.  For the purposes of this table, we have used the average of the closing bid and asked prices as of August 2,2001.

                                  -----------
      THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                                    Subject to completion,  dated August 7, 2001

                                  NEXLAND, INC.

                        13,673,814 SHARES OF COMMON STOCK

      This prospectus relates to the resale of up to 13,673,814 shares of Nexland's common stock by certain persons who are, or will become, stockholders of Nexland. Of that total, a single stockholder will resell up to 10,000,000 shares of common stock in this offering that they received pursuant to an Equity Line of Credit. Nexland is not selling any shares of common stock in this offering and therefore will not receive any proceeds from this offering. We will, however, receive proceeds from the sale of common stock under the Equity Line of Credit. All costs associated with this registration will be borne by Nexland. We have also agreed to pay Yorkville Advisors, LLC a fee of 8.4% of the proceeds raised by us under the Equity Line of Credit.

      The shares of common stock are being offered for sale on a "best efforts" basis by the selling stockholders at prices established on the Over-the-Counter Bulletin Board during the term of this offering. There are no minimum purchase requirements. These prices will fluctuate based on the demand for the shares of common stock.

      The selling stockholders consist of:

         o Cornell Capital Partners, L.P., which intends to resell up to 10,000,000 shares of common stock to be purchased under an Equity Line of Credit Agreement, dated March 19, 2001.

         o Persia Consulting Group, Inc., which intends to resell up to 126,000 shares of common stock.

         o  I-Medialink,  Ltd.,  which  intends to resell up to 15,000 shares of
            common  stock  previously   issued  in  connection  with  consulting
            services provided to our Company.

         o Fred R. Schmid and Summit Capital, which intend to resell up to 389,173 shares of common stock previously issued in connection with the acquisition of Windstar Resources, Inc.

         o Brent Nygaard, who intends to resell up to 29,615 shares of common stock previously issued in connection with the acquisition of Windstar Resources, Inc. and purchased in a private offering.

         o Other selling stockholders, which intend to resell up to 3,114,026 shares of common stock purchased in private offerings.

      Cornell Capital Partners, L.P. is an "underwriter" within the meaning of the Securities Act of 1933 in connection with the resale of common stock under the Equity Line of Credit Agreement. Cornell Capital Partners, L.P. will pay Nexland 80% of the market price of Nexland's common stock. The 20% discount on the purchase of the common stock to be received by Cornell Capital Partners, L.P. will be an underwriting discount.

      Our common stock is quoted on the Over-the-Counter Bulletin Board under the symbol "XLND." On August 2, 2001, the last reported sale price of our common stock on the Over-the-Counter Bulletin Board was $0.50 per share.

      THESE SECURITIES ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK. PLEASE REFER TO "RISK FACTORS" BEGINNING ON PAGE 6.

                           PRICE TO PUBLIC*     PROCEEDS TO SELLING SHAREHOLDERS
         Per share             $0.50                      $6,836,907
                               -----                      ----------
         TOTAL                 $0.50                      $6,836,907
                               =====                      ==========

-----------------------
* This includes the resale of 10,000,000 shares of common stock by Cornell Capital Partners, L.P. All proceeds from the resale of these shares will be paid to the selling stockholders.

      Except for Cornell Capital Partners, L.P., which is an underwriter in connection with the resale of common stock under the Equity Line of Credit, no other underwriter or any other person has been engaged to facilitate the sale of shares of common stock in this offering. This offering will terminate 24 months after the accompanying registration statement is declared effective by the Securities and Exchange Commission. None of the proceeds from the sale of stock by the selling stockholders will be placed in escrow, trust or any similar account.

      THE SECURITIES AND EXCHANGE  COMMISSION  AND STATE  SECURITIES  REGULATORS
HAVE NOT APPROVED OR DISAPPROVED OF THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                The date of this prospectus is ______ ___, 2001.

                                TABLE OF CONTENTS


PROSPECTUS SUMMARY.............................................................1
RISK FACTORS...................................................................3
FORWARD-LOOKING STATEMENTS....................................................15
SELLING STOCKHOLDERS..........................................................16
USE OF PROCEEDS...............................................................18
DILUTION......................................................................18
DIVIDEND POLICY...............................................................18
CAPITALIZATION................................................................18
SELECTED CONSOLIDATED FINANCIAL DATA..........................................19
EQUITY LINE OF CREDIT.........................................................20
PLAN OF DISTRIBUTION..........................................................22
MANAGEMENT'S DISCUSSION AND ANALYSIS  OF FINANCIAL CONDITION
      AND RESULTS OF OPERATIONS...............................................23
DESCRIPTION OF BUSINESS.......................................................28
DESCRIPTION OF PROPERTY.......................................................32
LEGAL PROCEEDINGS.............................................................32
MANAGEMENT....................................................................32
PRINCIPAL SHAREHOLDERS........................................................39
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS................................41
COMPARATIVE STOCK PERFORMANCE.................................................43
MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S  COMMON EQUITY
      AND OTHER SHAREHOLDER MATTERS...........................................44
DESCRIPTION OF SECURITIES.....................................................45
EXPERTS.......................................................................46
LEGAL MATTERS.................................................................46
AVAILABLE INFORMATION.........................................................46
FINANCIAL STATEMENTS.........................................................F-1

--------------------------------------------------------------------------------

      We intend to distribute to our shareholders annual reports containing audited financial statements. Our audited financial statements for the fiscal year December 31, 2000 were contained in our Annual Report on Form 10-K.

--------------------------------------------------------------------------------



                               PROSPECTUS SUMMARY


                                   OUR COMPANY

      We believe that participation in the emerging Internet-based economy and realization of the benefits and efficiencies facilitated by new Internet-enabled business applications are becoming increasingly important for the small business office market, as well as the Internet service providers and telephone companies which provide Internet service to them. The small business office market includes small businesses, home offices and remote offices. We believe the Internet allows these businesses to communicate more effectively with their suppliers and customers and to access and share critical business information both internally and externally. Overall, we believe the Internet and the business applications enabled by the Internet present tremendous opportunities for businesses to improve communications, collaborate with partners, suppliers and customers, perform important processes online and realize cost and operational efficiencies that may position them to compete more effectively with organizations that have greater resources and market presence.

      Worldwide,  there is an increasing  demand for broadband  access services.
The Internet is becoming increasingly popular to consumers for conducting business and personal pursuits. Consequently, consumers are seeking high-speed, low-cost solutions that enable them to benefit from advances in data transfer speed. We believe that many small business offices have addressed their Internet access problems with either inefficient or costly alternatives.

      Our solution to these problems is our Internet Sharing Box (ISB) product line. All of the ISB products allow multiple users in an office, workplace or home to simultaneously share the same Internet connection while optimizing each user's access speed, as well as providing firewall security protection to prevent any unwanted access to the local network. Our products are designed to support multiple operating systems such as Windows, Macintosh, UNIX and Linux, while providing network security during the delivery and receipt of Internet data packets.

      Our products are designed to be compatible with traditional telephone and data connections that operate at slow speeds, as well as high-speed technologies, including integrated services digital networks, digital subscriber lines and cable modems. In addition, our products extend the benefits of analog technology by enabling multiple users to access the Internet simultaneously through regular telephone lines and analog modems at up to 30 times the access speed of a single analog connection. Our products offer the following key benefits:

    o   Efficient shared Internet access for an entire office;
    o   Ease of installation and use;
    o   High-speed access;
    o   Low cost of ownership;
    o   Expandability and compatibility;
    o   Firewall protection; and
    o   Virtual private networks.

      We primarily market and sell our products through North American-based Internet service providers, value-added resellers and telephone companies.

                                    ABOUT US

      Our principal office is located at 1101 Brickell Avenue, North Tower, Suite 200, Miami, Florida 33131. Our telephone number is (305) 358-7771. For a copy of this prospectus, please contact us at the above address and telephone number.

                                       1
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                  THE OFFERING

      This offering relates to the resale of common stock by certain persons who are, or will become, stockholders of our Company. The selling stockholders consist of:

      o Cornell Capital Partners, L.P., which intends to resell up to 10,000,000 shares of common stock to be issued under an Equity Line of Credit Agreement, dated March 19, 2001.

      o Persia Consulting Group, Inc., which intends to resell up to 126,000 shares of common stock.

      o     I-Medialink,  Ltd.,  which  intends to resell up to 15,000 shares of
            common  stock  previously   issued  in  connection  with  consulting
            services provided to our Company.

      o Fred R. Schmid and Summit Capital, which intend to resell up to 389,173 shares of common stock previously issued in connection with the acquisition of Windstar Resources, Inc.

      o Brent Nygaard, who intends to resell up to 29,615 shares of common stock previously issued in connection with the acquisition of Windstar Resources, Inc. and purchased in a private offering.

      o Other selling stockholders, who intend to resell up to 3,114,026 shares of common stock purchased in private offerings.

      Pursuant to the Equity Line of Credit, we may, at our discretion, periodically issue and sell to Cornell Capital Partners, L.P. shares of common stock for a total purchase price of $5.0 million. Cornell Capital Partners, L.P. will purchase the shares of common stock for a 20% discount to the prevailing market price of our common stock. Cornell Capital Partners, L.P. intends to resell any shares purchased under the Equity Line of Credit at the then prevailing market price. This prospectus relates to the shares of common stock to be issued under the Equity Line of Credit.

COMMON STOCK OFFERED                       13,673,814 shares    by    selling
                                           stockholders

OFFERING PRICE                             Market price

COMMON STOCK OUTSTANDING BEFORE THE        36,153,385 shares
OFFERING1

USE OF PROCEEDS                            We will not receive  any  proceeds of
                                           the  shares  offered  by the  selling
                                           stockholders. Any proceeds we receive
                                           from the sale of common  stock  under
                                           the  Equity  Line of  Credit  will be
                                           used for general corporate purposes.

RISK FACTORS                               The securities offered hereby involve
                                           a high  degree of risk and  immediate
                                           substantial   dilution.   See   "Risk
                                           Factors" and "Dilution."

OVER-THE-COUNTER BULLETIN BOARD SYMBOL     XLND


-------------------------
1      This table  excludes  4,399,179  options and  3,089,184  warrants to purchase shares of our Company's common stock. The 3,089,184 warrants that our Company previously granted expire on August 15, 2001 and include 1,489,184 warrants that have an exercise price of $2.50 per share of common stock and 1,600,000 warrants that have an exercise price of $5.00 per share of common stock.

                                       2
--------------------------------------------------------------------------------

                                  RISK FACTORS

      Our  Company is subject to various  risks  which may  materially  harm our business, financial condition and results of operations. YOU SHOULD CAREFULLY CONSIDER THE RISKS AND UNCERTAINTIES DESCRIBED BELOW AND THE OTHER INFORMATION IN THIS FILING BEFORE DECIDING TO PURCHASE OUR COMMON STOCK. THESE ARE NOT THE ONLY RISKS AND UNCERTAINTIES THAT WE FACE. IF ANY OF THESE RISKS OR UNCERTAINTIES ACTUALLY OCCUR, OUR BUSINESS, FINANCIAL CONDITION OR OPERATING RESULTS COULD BE MATERIALLY HARMED. IN THAT CASE, THE TRADING PRICE OF OUR COMMON STOCK COULD DECLINE AND YOU COULD LOSE ALL OR PART OF YOUR INVESTMENT.


                          RISKS RELATED TO OUR BUSINESS

WE HAVE HISTORICALLY LOST MONEY AND LOSSES MAY CONTINUE IN THE FUTURE

      We have historically lost money. For the year ended December 31, 2000 and the year ended December 31, 1999, we sustained losses of $2.9 million and $0.1
million,  respectively.   Future losses are likely to occur.  Our independent
auditors have noted that our Company may not have significant cash or other material assets to cover its operating costs and to allow it to continue as a going concern. Our ability to obtain additional funding will determine our ability to continue as a going concern. Accordingly, we may experience significant liquidity and cash flow problems if we are not able to raise additional capital as needed and on acceptable terms. No assurances can be given that we will be successful in reaching or maintaining profitable operations.

WE NEED TO RAISE ADDITIONAL CAPITAL TO FINANCE OPERATIONS

      We have relied on significant external financing to fund our operations. Such financing has historically come from a combination of borrowings from and sale of common stock to third parties and funds provided by certain officers and directors. We may need to raise additional capital to fund our anticipated operating expenses and future expansion. We cannot assure you that financing whether from external sources or related parties will be available if needed or on favorable terms. The sale of our common stock to raise capital may cause dilution to our existing shareholders. Our inability to obtain adequate financing will result in the need to curtail business operations. Any of these events would be materially harmful to our business and may result in a lower stock price.

WE HAVE  BEEN THE  SUBJECT  OF A GOING  CONCERN  OPINION  FROM  OUR  INDEPENDENT
AUDITORS

      Our independent auditors have added an explanatory paragraph to their audit opinions issued in connection with the 2000 and 1999 financial statements which states that our Company may not have significant cash or other material assets to cover its operating costs and to allow it to continue as a going concern. Our ability to obtain additional funding will determine our ability to continue as a going concern. Our financial statements do not include any adjustments that might result from the outcome of this uncertainty.

WE HAVE BEEN AND CONTINUE TO BE SUBJECT TO A WORKING CAPITAL DEFICIT AND ACCUMULATED DEFICIT

      We had a working capital deficit of $0.6 million and $0.2 million at December 31, 2000 and 1999, respectively. We had an accumulated deficit of $3.2 million and $0.3 million at December 31, 2000 and 1999, respectively. Our ability to obtain additional funding will determine our ability to continue as a going concern. Accordingly, we may experience significant liquidity and cash flow problems if we are not able to raise additional capital as needed and on acceptable terms. No assurances can be given that we will be successful in reaching or maintaining profitable operations.

OUR COMMON STOCK MAY BE AFFECTED BY LIMITED TRADING VOLUME AND MAY FLUCTUATE SIGNIFICANTLY

      There has been a limited public market for our common stock and there can be no assurance that an active trading market for our common stock will develop. As a result, this could adversely affect our shareholders' ability to sell our common stock in short time periods, or possibly at all. Our common stock has experienced, and is likely to experience in the future, significant price and volume fluctuations, which could adversely affect the market price of our common stock without regard to our operating performance. In addition, we believe that factors such as quarterly fluctuations in our financial results, announcements by our competitors and changes in the overall economy or the condition of the financial markets could cause the price of our common stock to fluctuate substantially.

WE HAVE BEEN IN BUSINESS FOR A SHORT PERIOD OF TIME

      Because we have been in business for a short period of time, there is limited information upon which investors can evaluate our business. We were incorporated on December 4, 1994 but did not begin significant operations until the third quarter of 1999. You should consider the likelihood of our future success to be highly speculative in view of our limited operating history, as well as the complications frequently encountered by other companies in the early stages of development, particularly companies in the highly competitive technology industry.

WE HAVE HAD A HISTORY OF A LIMITED CUSTOMER BASE AND THIS MAY CONTINUE

      At present,   our customer base consists  primarily of Internet service
providers, telephone companies, and value-added resellers. Our ability to operate depends on increasing our customer base and achieving sufficient gross profit margins. We cannot assure you that we will be able to increase our customer base or to operate profitably. If any of our major customers stop or delay their purchases of our products, our revenue and profitability would be adversely affected. We anticipate that sales of our products to relatively few customers will continue to account for a significant portion of our revenue. In 1999, sales to three customers accounted for 60% of our revenue, while in 2000, sales to 10 customers accounted for 53% of our revenue. If these customers cancel or delay their purchase orders, our revenue may decline and the price of our common stock may fall. We cannot assure you that our current customers will continue to place orders with us, that orders by existing customers will continue at the levels of previous periods or that we will be able to obtain orders from new customers. Although our financial performance depends on large orders from a few key customers and resellers, we do not have binding commitments from any of them.

WE MAY BE HARMED BY IMPORT RESTRICTIONS

      Our imported materials are subject to certain quota restrictions and U.S. customs duties, which are a material part of our cost of goods. A decrease in quota restrictions or an increase in customs duties could harm our business by making needed materials scarce or by increasing the cost of such materials.

WE MAY BE EXPOSED TO INTERNATIONAL BUSINESS AND CURRENCY FLUCTUATIONS

      Although we are not dependent on international sales for a substantial amount of our revenue (10% of total revenue in 1999 and in 2000), we still face the risks of international business and associated currency fluctuations, which might adversely affect our operating results. These risks include potential regulation of our technology by foreign governments, general geopolitical risks associated with political and economic instability, changes in diplomatic and trade relationships, and foreign laws affecting the Internet generally. Our risks of doing business abroad also include our ability to develop and maintain distribution relationships on favorable terms. To the extent we are unable to favorably renew our distribution agreements or make alternative arrangements, revenue may decrease from our international operations. In addition, delays in deliveries from our component suppliers could cause our revenue to decline and adversely affect our results of operations.

OUR COMMON STOCK MAY BE DEEMED TO BE "PENNY STOCK"

      Our common stock may be deemed to be "penny stock" as that term is defined in Rule 3a51-1 promulgated under the Securities Exchange Act of 1934. Penny stocks are stock:

      o     With a price of less than $5.00 per share;

      o     That are not traded on a "recognized" national exchange;

      o Whose prices are not quoted on the Nasdaq automated quotation system (Nasdaq listed stock must still have a price of not less than $5.00 per share); or

      o In issuers with net tangible assets less than $2.0 million (if the issuer has been in continuous operation for at least three years) or $5.0 million (if in continuous operation for less than three years), or with average revenues of less than $6.0 million for the last three years.

      Broker/dealers  dealing in penny stocks are required to provide  potential
investors with a document  disclosing  the risks of penny stocks.   Moreover,
broker/dealers are required to determine whether an investment in a penny stock is a suitable investment for a prospective investor. These requirements may reduce the potential market for our common stock by reducing the number of potential investors. This may make it more difficult for investors in our common stock to resell shares to third parties or to otherwise dispose of them. This could cause our stock price to decline.

OUR STOCK PRICE COULD DECLINE DUE TO FLUCTUATIONS IN THE DEMAND FOR OUR PRODUCTS AND GENERAL ECONOMIC CONDITIONS

      Fluctuations in consumer demand and the timing and amount of orders from key customers contribute to the variability of our operating results. In addition, any general economic downturn, whether real or perceived, could change consumer spending habits and decrease demand for our products. As a result of these and other factors, our operating results may fall below market analysts' expectations in some future quarters, and our stock price may decline.

      We are subject to all of the substantial risks inherent in an Internet related business, any one of which may harm our ability to operate successfully. These include, but are not limited to:

      o     Our inability to attract or retain customers;

      o     Our failure to anticipate and adapt to a developing market;

      o     Our inability to upgrade and develop competitive products; and

      o     Technical difficulties with product development.

      In addition, we believe that many potential customers in our target markets are not fully aware of the need for Internet security products and services. Historically, only enterprises with substantial resources have developed or purchased Internet security solutions. Also, there is a perception that Internet security is costly and difficult to implement. Therefore, we will not succeed unless we can educate our target markets about the need for Internet security and convince potential customers of our ability to provide this security in a cost-effective and easy-to-use manner. Although we have spent, and will continue to spend, considerable resources educating potential customers about the need for Internet security and the benefits of our products and services, our efforts may be unsuccessful.

WE HAVE A SUBSTANTIAL AMOUNT OF STOCK THAT WILL BECOME AVAILABLE FOR RESALE UNDER RULE 144, WHICH MAY HAVE AN ADVERSE EFFECT ON THE MARKET AND OUR ABILITY TO OBTAIN EQUITY FINANCING

      As of July 2, 2001, we have issued and outstanding 36,153,385 shares of common stock of which 32,804,652 shares are "restricted securities" as that term is defined under Rule 144 promulgated under the Securities Act. Future sales of the restricted shares may be made under Rule 144. Such sales may have an adverse effect on the then prevailing market price of the common stock, adversely affect our ability to obtain future financing in the capital markets, and may create a potential market overhang.

OUR ARTICLES OF INCORPORATION ALLOW AUTHORIZATION AND DISCRETIONARY ISSUANCE OF BLANK CHECK PREFERRED STOCK WHICH COULD DELAY, DETER, OR PREVENT A TAKEOVER, MERGER OR CHANGE OF CONTROL AND MAY PREVENT YOU FROM REALIZING A PREMIUM RETURN

      Our Articles of  Incorporation  authorize  the issuance of "blank  check,"
preferred  stock.  The  Board  of  Directors  is  empowered,     without
shareholder approval, to designate and issue additional series of preferred stock with dividend, liquidation, conversion, voting or other rights, including the right to issue convertible securities with no limitations on conversion. These designations and issuances, could:

      o Adversely affect the voting power or other rights of the holders of our common stock.

      o     Substantially dilute the common shareholder's interest.

      o     Depress the price of our common stock.

      o Delay, deter, or prevent a merger, takeover or change in control without any action by the shareholders.

OUR BUSINESS PLAN CONTEMPLATES FUTURE INTERNATIONAL OPERATIONS BUT THERE ARE NUMEROUS RISKS AND UNCERTAINTIES IN OFFERING PRODUCTS OUTSIDE OF THE UNITED STATES

      We intend to expand into  international   markets.  We currently have a
technology sharing business relationship with Nexland France, which precludes us from marketing in Europe. We cannot be sure that we will be able to successfully sell our products or adequately maintain operations outside North or South America. In addition, there are certain risks inherent in operating a business internationally. These include:

      o     Unexpected changes in regulatory requirements;

      o     Ability  to  secure  and   maintain  the   necessary   physical  and
            telecommunications infrastructure;

      o     Challenges in staffing and managing foreign operations; and

      o     Employment laws and practices in foreign countries.

      Any of these could adversely affect our proposed international operations. Furthermore, some foreign governments have enforced laws and regulations on content distributed over the Internet that are more restrictive than those currently in place in the United States. In addition, companies located in Taiwan perform our manufacturing. The current political tension between Taiwan and Mainland China may impair our ability to import product from our manufacturers.  Anyone  or more of these  factors  could  adversely  affect  our
contemplated  future   international  operations,  and  consequently,  our
business.

WE MAY BE UNABLE TO PROTECT OUR INTELLECTUAL PROPERTY RIGHTS OR TO CONTINUE USING INTELLECTUAL PROPERTY THAT WE LICENSE FROM OTHERS; WE MAY ALSO BE THE SUBJECT OF INTELLECTUAL PROPERTY INFRINGEMENT CLAIMS

      We rely and intend to rely on a combination of pending patents, copyright, trademark, service mark, and trade secret laws and contractual restrictions to establish and protect certain of our proprietary rights. We have a patent pending for certain technology, which is included in our family of Internet sharing products. There can be no assurance that we will be able to obtain such protection. Despite our efforts to protect our proprietary rights, we cannot assure you that unauthorized parties will not copy or otherwise obtain and use our data or technology or will not independently develop similar or competing technology. We cannot assure you that these precautions will prevent misappropriation or infringement of our intellectual property. Monitoring unauthorized use of our products is difficult, and we cannot assure you that the steps we have taken will prevent misappropriation of our technology or intellectual property, particularly in foreign countries where the laws may not protect our proprietary rights as fully as in the United States.

      Our industry is characterized by the existence of a large number of patents and frequent claims and related litigation regarding patent and other intellectual property rights. In particular, leading companies in the data communications and networking markets have extensive patent portfolios with respect to modem and networking technology. From time to time, third parties, including these leading companies, have asserted and may assert exclusive patent, copyright, trademark and other intellectual property rights to technologies and related standards that are important to us. We expect that we may increasingly be subject to infringement claims as the numbers of products and competitors in the office market for shared Internet access solutions grow and the functionality of products overlaps. As of the date of this filing, we have not been the recipient of any such claims.

      We may in the future initiate claims or litigation against third parties for infringement of our proprietary rights to determine the scope and validity of our proprietary rights. Any such claims, with or without merit, could be time consuming, result in costly litigation and diversion of technical and management personnel, or require us to develop non-infringing technology or enter into royalty or licensing agreements. Such royalty or licensing agreements, if required, may not be available on acceptable terms, if at all. In the event of a successful claim of infringement and our failure or inability to develop non-infringing technology or license the proprietary rights on a timely basis, our business would be harmed.

BECAUSE OF THE UNCERTAINTY ASSOCIATED WITH UNPROVEN BUSINESS MODELS, WE MAY BE UNABLE TO ACHIEVE WIDESPREAD MARKET ACCEPTANCE

      Since our business model is relatively new and unproven, we may not be able to anticipate or adapt to a developing market. In addition, our success will depend upon the widespread commercial acceptance of shared Internet access products in the office and home markets. Businesses have only recently begun to deploy shared Internet access products, and the market for these products is not fully developed. If single Internet access devices currently utilized by many offices are deemed sufficient even though they do not enable shared access, then the market acceptance of our products may be slower than expected. Potential users of our products may have concerns regarding the security, reliability, cost, ease of use and capability of our products. We cannot accurately predict the future growth rate or the ultimate size of the office or home markets.

WE CANNOT BE CERTAIN THAT WE WILL BE ABLE TO COMPETE WITH SIGNIFICANT PRICING PRESSURE BY OUR COMPETITORS

      As a result of increased competition in our industry, we expect to encounter significant pricing pressure. We cannot be certain that we will be able to offset the effects of any price reductions we may be forced to give to our customers or that we will have the resources to compete successfully.

OUR BUSINESS WILL BE ADVERSELY AFFECTED IF WE LOSE MARKET SHARE

      We compete in a new, rapidly evolving and highly competitive market. We expect competition to persist and intensify in the future. Our current and potential competitors offer a variety of competitive products, including shared Internet access products offered by RAMP Networks, Flowpoint, Intel, Netopia, Watchguard, Netscreen, Nortel, Cisco, Sonicwall, Linksys, Cayman Systems and others, and high-end networking equipment offered by companies such as 3Com and Nortel.

      Many of our competitors are substantially larger than we are and have significantly greater financial, sales, marketing, technical, manufacturing and other resources and more established distribution channels. These competitors may be able to respond more quickly to new or emerging technologies and changes in customer requirements or devote greater resources to the development, promotion and sale of their products than we can. Furthermore, some of our competitors may make strategic acquisitions or establish cooperative relationships to increase their ability to rapidly gain market share by addressing the needs of our prospective customers. These competitors may enter our existing or future markets with solutions that may be less expensive, provide higher performance or additional features or be introduced earlier than our solutions. Given the market opportunity in the shared Internet access market, we also expect that other companies may enter our market with better products and technologies. If any technology is more reliable, faster, and less expensive or has other advantages over our technology, then the demand for our products and services would decrease, which would seriously harm our business.

      We expect our competitors to continue to improve the performance of their current products and introduce new products and technologies as industry standards and customer requirements evolve. These new products and technologies could supplant or provide lower cost alternatives to our products. To be competitive, we must continue to invest significant resources in research and development, sales and marketing, and customer support.

      Increased competition is likely to result in price reductions, reduced gross margins, longer sales cycles, and loss of market share, any of which would seriously harm our business and results of operations.

      The market for shared Internet access solutions is characterized by rapidly changing technologies and short product life cycles. Our future success will depend in large part upon our ability to:

      o     Identify and respond to emerging technological trends in the market;

      o     Develop and maintain competitive products;

      o     Enhance   our   products   by  adding   innovative   features   that
            differentiate our products from those of our competitors;

      o Bring products to market on a timely basis and at competitive prices;

      o Respond effectively to new technological changes or new product announcements by others; and

      o     Respond to emerging broadband access technologies.

      The technical innovations required for us to remain competitive are inherently complex, require long development cycles, and are dependent, in some cases, on sole source suppliers. We will be required to continue to invest in research and development in order to attempt to maintain and enhance our existing technologies and products, but we may not have the funds available to do so. Even if we have sufficient funds, these investments may not serve the needs of customers or be compatible with changing technological requirements or standards. Most development expenses are incurred before the technical feasibility or commercial viability of new or enhanced products can be ascertained. Revenue from future products or product enhancements may not be sufficient to recover the associated development costs.

WE HAVE LIMITED MARKETING AND SALES CAPABILITY

      Because of our limited working capital in the past, we have not had the resources to fully implement our marketing and sales strategy. In order to increase our revenues, we intend to implement a marketing and sales force with technical expertise and marketing capability. There can be no assurance that we will be able to:

      o     Establish and develop such a sales force;

      o     Gain market acceptance for our products;

      o     Obtain and retain qualified sales personnel on acceptable terms; and

      o     Meet our proposed marketing schedules or plans.

      To the extent that we arrange with third parties to market our products, the success of such products may depend on the efforts of such third parties.

OUR EXECUTIVE OFFICERS, DIRECTORS AND PRINCIPAL SHAREHOLDERS, TOGETHER, MAY BE ABLE TO EFFECTIVELY EXERCISE CONTROL OVER ALL MATTERS SUBMITTED TO A VOTE OF SHAREHOLDERS

      Our executive officers, directors, and principal shareholders beneficially own, in the aggregate, approximately 81% of our outstanding shares of common stock. These shareholders, if acting together, will be able to effectively control most matters requiring approval by our shareholders. These shareholders can designate the members of our Board of Directors and can decide our operations and business strategy. You may disagree with these shareholders' decisions. Even if you do not like the members of our Board of Directors, you will not be able to remove them from office. Additionally, these members of our Board of Directors would be able to significantly influence a proposed amendment to our charter, a merger proposal, a proposed sale of assets or other major corporate transaction or a non-negotiated takeover attempt. Their influence may not be beneficial to you. If they prevent or delay a merger or takeover, you may not realize the premium return that shareholders may realize in conjunction with corporate takeovers. Moreover, there are no preemptive rights in connection with our common stock. Finally, cumulative voting in the election of our Directors is not provided for. Accordingly, the holders of a majority of the shares of common stock, present in person or by proxy, will be able to elect all of our Directors.

WE HAVE NOT PAID NOR DO WE EXPECT TO PAY DIVIDENDS IN THE NEAR FUTURE

      It is not anticipated that we will pay any dividends on our common stock in the future. The Board of Directors intends to follow a policy of retaining earnings, if any, for use in our business operations. As a result, the return on your investment in us will depend upon any appreciation in the market price of the common stock.

THE INSIDE SHAREHOLDERS RECEIVED SHARES FOR LESS CONSIDERATION THAN YOU ARE ASKED TO PAY

      The number of shares of common stock issued to our present shareholders for cash, property and consulting services was arbitrarily determined and was not the product of arm's length transactions. The inside shareholders received shares of our common stock from $0.0104 to $0.1223 per share, which is substantially less than you might pay.

THE OFFICERS AND DIRECTORS MAY BE ENTITLED TO INDEMNIFICATION FOR SECURITIES LIABILITIES BY OUR COMPANY RESULTING IN SUBSTANTIAL EXPENDITURES FOR US AND PREVENTING ANY RECOVERY FROM OFFICERS AND DIRECTORS

      Our Articles of Incorporation provide that we may indemnify any Director, officer, agent, and/or employee as to those liabilities and on those terms and conditions as are specified in the Delaware Business Corporation Act. Further, we may purchase and maintain insurance on behalf of any such persons whether or not the corporation would have the power to indemnify such person against the liability insured against. The foregoing could result in substantial expenditures by us and prevent any recovery from our Directors, officers, agents, and employees for losses incurred by us as a result of their actions.

Further, we have been advised that in the opinion of the Securities and Exchange Commission, indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable.

WE HAVE EXPERIENCED NEGATIVE CASH FLOW WHICH COULD RESULT IN OUR INABILITY TO FUND PROGRAMS AND CREATE A NEED FOR ADDITIONAL FINANCING

      Since inception, we have experienced negative cash flow from operations and we expect to continue to experience negative cash flow from operations for
the  foreseeable  future.    Therefore,   we have relied solely on limited
revenues, shareholder loans and the issuances of equity securities to fund our operations. In particular, we may need to raise additional funds, especially if our estimates of revenue, working capital and/or capital expenditure requirements change or prove inaccurate or in order for us to respond to technological or marketing hurdles or to take advantage of unanticipated opportunities. We cannot be certain that additional financing, through the issuance of equity securities or otherwise, will be available to us on favorable terms when required, or at all. If adequate funds are not available, or are not available on acceptable terms, we may not be able to take advantage of market opportunities, develop new products or otherwise respond to competitive pressures which could adversely affect our ability to achieve and sustain positive cash flow and profitability in the future.

WE DEPEND ON CONTRACT MANUFACTURERS FOR SUBSTANTIALLY ALL OF OUR MANUFACTURING REQUIREMENTS; THE INABILITY OF OUR CONTRACT MANUFACTURERS TO PROVIDE US WITH ADEQUATE SUPPLIES OF HIGH QUALITY PRODUCTS OR THE LOSS OF ANY OF OUR CONTRACT MANUFACTURERS WOULD CAUSE A DELAY IN OUR ABILITY TO FULFILL ORDERS WHILE WE OBTAIN A REPLACEMENT MANUFACTURER

      We have developed an outsourced contract manufacturing  capability for the
production of our  products.   Our primary   relationship   with our
contract manufacturers has been accomplished through Smerwick, Ltd., our Hong Kong affiliate located in Taiwan. We rely on contract manufacturers to procure components, assemble, test and package our products. We rely primarily on one contract manufacturer for all of our product manufacturing and assembly, and if we cannot obtain its services, we may not be able to ship products.

      We outsource all of our hardware manufacturing and assembly primarily to one manufacturer and assembly house. We employ Smerwick, Ltd. to coordinate all manufacturing and packaging with this manufacturer. We do not have a long term manufacturing contract with this manufacturer. To date, this manufacturer has produced products with acceptable quality, quantity and cost, but there can be no assurance it will be able or willing to meet our future demands. Our operations could be disrupted if we have to switch to a replacement vendor or if our hardware supply is interrupted for an extended period. While we believe there are alternative manufacturing companies available at competitive prices, any interruption in the operations of one or more of these contract manufacturers or delays in their shipment of products would adversely affect our ability to meet scheduled product deliveries to our customers and could result in a loss in customer orders and revenue.

      We intend to introduce new products and product enhancements that will require us to rapidly achieve volume production by coordinating our efforts with those of our suppliers and contract manufacturers. The inability of our contract manufacturers to provide us with adequate supplies of high quality products or the loss of any of our contract manufacturers would cause a delay in our ability to fulfill orders while we obtain a replacement manufacturer. In addition, our inability to accurately forecast the actual demand for our products could result in supply, manufacturing or testing capacity constraints. These constraints could result in delays in the delivery of our products or the loss of existing or potential customers.

      Although we perform random spot testing on manufactured products, we rely on our contract manufacturers for assembly and primary testing of our products. Any product shortages or quality assurance problems could increase the costs of manufacturing, assembling or testing our products.

IF WE FAIL TO DEVELOP AND EXPAND OUR DISTRIBUTION CHANNELS OUR BUSINESS WILL SUFFER

      Our product  distribution  strategy  focuses  primarily on  continuing  to
develop and expand our  distribution    channels    through    Internet
service providers, value-added resellers, and telephone companies. If we fail to develop and cultivate relationships with these customers, or if they are not successful in their sales efforts, our product sales may decrease and our operating results may suffer. Many of our resellers also sell products that compete with our products. We cannot assure you that our customers will market our products effectively or continue to devote the resources necessary to provide us with effective sales, marketing and technical support.

OUR FINANCIAL RESULTS MAY PERIODICALLY VARY DUE TO FACTORS WHICH MAY AFFECT OUR STOCK

      Our operating results may vary due to factors unrelated to the progress of our business and beyond our control. These factors include:

      o     Continued market acceptance of our products;

      o     Fluctuations in demand for our products and services;

      o     Variations in the timing of orders and shipments of our products;

      o Timing of new product and service introductions by us or our competitors;

      o Our ability to obtain sufficient supplies of sole or limited source components for our products;

      o     Unfavorable changes in the prices of the components we purchase;

      o Our ability to attain and maintain production volumes and quality levels for our products; and

      o Our ability to integrate new technologies we develop or acquire into our products.

      The amount and timing of our operating expenses generally will vary from quarter to quarter depending on the level of actual and anticipated business activities. Research and development expenses will vary as we develop new products. General and administrative expense fluctuations in past periods have been due primarily to the level of sales and marketing expenses associated with new product introductions. In the past, we have experienced fluctuations in operating results.

WE ARE SUBJECT TO VARIOUS RISKS PERTAINING TO THE INTERNET INDUSTRY

      Our revenue growth is dependent on the continued growth of broadband access services, which are currently in early stages of development, and if such services are not widely adopted or we are unable to address the issues associated with the development of such services, our sales will be adversely affected.

      Sales of our products depend on the increased use and widespread adoption of broadband access services, such as cable, digital subscriber lines, integrated services digital networks, frame relay and point-to-point digital circuits. These broadband access services typically are more expensive with respect to the required equipment and ongoing access charges than is the case with Internet dial-up access providers. Our business, prospects, results of operations and financial condition would be materially adversely affected if the use of broadband access services does not increase as anticipated or if our customers' access to broadband services is limited. Critical issues concerning the use of broadband access services are unresolved and will likely affect the use of broadband access services. These issues include:

      o     Security;

      o     Reliability;

      o     Capacity;

      o     Congestion;

      o     Cost;

      o     Ease of access; and

      o     Quality of service.

      If the market for products that provide broadband access to the Internet fails to develop, or if it develops at a slower pace than we anticipate, our business, prospects, results of operations and financial condition would be materially adversely affected.

      The broadband access service market is new and is characterized by rapid technological change, frequent enhancements to existing products, new product introductions, changes in customer requirements and evolving industry standards. We may be unable to respond quickly or effectively to these developments. The introduction of new products by competitors, market acceptance of products based on new or alternative technologies, or the emergence of new industry standards, could render our existing or future products obsolete, which would materially adversely affect our business, prospects, results of operations and financial condition.

      The emergence of new industry standards might require us to redesign our products. If our products fail to comply with widely adopted industry standards, our customers and potential customers may not purchase our products. This would have a material adverse effect on our business, prospects, results of operations and financial condition.

      Governmental regulations affecting Internet security could affect our revenue. Any additional governmental regulation of imports/exports or the failure to obtain required export approval of our encryption technologies could adversely affect our international and domestic sales. The United States and various foreign governments have imposed controls, export license requirements and restrictions on the import and export of certain technologies, including encryption technology. In addition, from time to time governmental agencies have proposed additional regulations on encryption technology, such as requiring the escrow and governmental recovery of private encryption keys. Additional regulation of encryption technology could delay or prevent the acceptance and use of encryption products and public networks for secure communications. This, in turn, could decrease demand for our products.

      In addition, some foreign competitors are subject to less stringent controls on exporting their encryption technologies. As a result, they may be able to compete more effectively than we can in the United States and internationally.

THE  PURCHASE  OF SHARES IN OUR  COMPANY  WILL BE SUBJECT TO VARIOUS  INVESTMENT
RISKS

      Because our officers, directors, principal shareholders and their affiliates beneficially own approximately 81% of our stock ownership, they will be able to elect the Board of Directors and control all matters requiring shareholder approval.

      The price of our common stock has been volatile and may continue to experience volatility.

      The trading price of our common stock may fluctuate widely as a result of a number of factors, most of which are outside our control. Some of these factors include:

      o     Quarterly variations in our operating results;

      o Announcements by our Company about the performance of our products and our competitors' announcements about performance of their products; and

      o Changes in earnings estimates by analysts, or the failure to meet the expectations of analysts.

      In addition, the stock market has experienced extreme price and volume fluctuations, which have particularly affected the market prices of many technology and computer software companies and which have in some cases, been unrelated to the operating performance of these companies.

CHARTER  AND  BYLAW  PROVISIONS  OF  OUR  COMPANY  LIMIT  THE  AUTHORITY  OF OUR
SHAREHOLDERS,   AND  THEREFORE   MINORITY   SHAREHOLDERS  MAY  NOT  BE  ABLE  TO
SIGNIFICANTLY INFLUENCE THE COMPANY'S GOVERNANCE OR AFFAIRS

      Our Board of Directors has the authority to issue shares of preferred stock and to determine the price, rights, preferences, privileges and restrictions, including voting rights, of those shares without any further vote or action by shareholders. The rights of the holders of common stock will be subject to, and may be adversely affected by, the rights of the holders of any preferred stock that may be issued in the future. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire a majority of our outstanding voting stock.

      Substantial future sales of our common stock in the public market could cause our stock price to fall. If our shareholders sell substantial amounts of our common stock in the public market, including shares sold pursuant to the Equity Line of Credit, from the conversion of debentures or issued upon the exercise of outstanding options, the trading price of our common stock could fall. Such sales also might make it more difficult for us to raise capital in the future at a time and price that we deem appropriate.

WE COULD FAIL TO ATTRACT OR RETAIN KEY PERSONNEL

      Our success largely depends on the efforts and abilities of key executives and consultants, including Gregory S. Levine, our President and a Director of our Company, and Martin Dell'Oca, our Chief Financial Officer and a Director of our Company. The loss of the services of any of these people could materially harm our business because of the cost and time necessary to replace and train such personnel. Such a loss would also divert management attention away from operational issues. We have entered into employment agreements with Mr. Levine and Mr. Dell'Oca, respectively. We do not maintain key-man life insurance policies on any of these people.

WE MAY BE UNABLE TO MANAGE GROWTH

      Successful implementation of our business strategy requires us to manage our growth. Growth could place an increasing strain on our management and financial resources. To manage growth effectively, we will need to:

      o     Implement changes in certain aspects of our business;

      o Enhance our information systems and operations to respond to increased demand;

      o     Attract and retain qualified personnel; and

      o Develop, train and manage an increasing number of management-level and other employees.

      If we fail to manage our growth effectively, our business, financial condition or operating results could be materially harmed, and our stock price may decline.

                         RISKS RELATED TO THIS OFFERING

FUTURE SALES BY OUR STOCKHOLDERS MAY ADVERSELY AFFECT OUR STOCK PRICE AND OUR ABILITY TO RAISE FUNDS IN NEW STOCK OFFERINGS

      Sales of our common stock in the public market following this offering could lower the market price of our common stock. Sales may also make it more difficult for us to sell equity securities or equity-related securities in the future at a time and price that our management deems acceptable or at all. Of the 36,153,385 shares of common stock outstanding as of July 2, 2001 (assuming no exercise of options), 3,348,733 shares are, or will be, freely tradable without restriction, unless held by our "affiliates." The remaining 32,804,652 shares of common stock held by existing stockholders are "restricted securities" and may be resold in the public market only if registered or pursuant to an exemption from registration. Some of these shares may be resold under Rule 144. Immediately following the effective date of this prospectus, including the shares to be issued to Cornell Capital Partners, L.P., and upon conversion of debentures, 13,673,814 shares of common stock will be freely tradeable without restriction, unless held by our "affiliates."

      Upon completion of this offering, and assuming all shares registered in this offering are resold in the public market, there will be an additional 13,673,814 shares of common stock outstanding. All of these shares of common stock may be immediately resold in the public market upon effectiveness of the accompanying registration statement and the sale to the investor under the terms of the Equity Line of Credit agreement.

      In addition, we have issued options to purchase a total of 4,399,179 shares of our common stock at exercise prices ranging from $0.120 to $0.0927 per share. We have also issued warrants to purchase a total of 3,089,184 shares of our common stock at exercise prices of $2.50 per share and $5.00 per share, respectively. All of the warrants expire on August 15, 2001 if unexercised.

EXISTING SHAREHOLDERS MAY EXPERIENCE SIGNIFICANT DILUTION FROM OUR SALE OF SHARES UNDER THE LINE OF CREDIT

      The sale of shares pursuant to the Equity Line of Credit and from conversion of debentures will have a dilutive impact on our stockholders. As a result, our net income per share could decrease in future periods, and the market price of our common stock could decline. In addition, the lower our stock price is the more shares of common stock we will have to issue under the Equity Line of Credit to draw down the full amount. If our stock price is lower, then our existing stockholders would experience greater dilution.

THE INVESTOR UNDER THE LINE OF CREDIT WILL PAY LESS THAN THE THEN-PREVAILING MARKET PRICE OF OUR COMMON STOCK

      The common stock to be issued under the Equity Line of Credit will be issued at a 20% discount to the lowest closing bid price for the 10 days immediately following the notice date. These discounted sales could cause the price of our common stock to decline.

THE SELLING STOCKHOLDERS INTEND TO SELL THEIR SHARES OF COMMON STOCK IN THE MARKET, WHICH SALES MAY CAUSE OUR STOCK PRICE TO DECLINE

      The selling stockholders intend to sell in the public market the shares of common stock being registered in this offering. That means that up to 13,673,814 shares of common stock, the number of shares being registered in this offering, may be sold. Such sales may cause our stock price to decline.

OUR COMMON STOCK HAS BEEN RELATIVELY THINLY TRADED AND WE CANNOT PREDICT THE EXTENT TO WHICH A TRADING MARKET WILL DEVELOP

      Before this offering, our common stock has traded on the Over-the-Counter Bulletin Board. Our common stock is thinly traded compared to larger more widely known companies in our industry. Thinly traded common stock can be more volatile than common stock trading in an active public market. We cannot predict the extent to which an active public market for the common stock will develop or be sustained after this offering.

THE PRICE YOU PAY IN THIS OFFERING WILL FLUCTUATE

      The price in this offering will fluctuate based on the prevailing market price of the common stock on the Over-the-Counter Bulletin Board. Accordingly, the price you pay in this offering may be higher or lower than the prices paid by other people participating in this offering.

WE MAY NOT BE ABLE TO ACCESS SUFFICIENT FUNDS UNDER THE EQUITY LINE OF CREDIT WHEN NEEDED

      We are dependent on external financing to fund our operations. Our financing needs are expected, in part, to be provided from the Equity Line of Credit. No assurances can be given that such financing will be available in sufficient amounts or at all when needed, in part, because the amount of financing available will fluctuate with the price and volume of our common stock. As the price and volume decline, then the amount of financing available under the Equity Line of Credit will decline.

                           FORWARD-LOOKING STATEMENTS

FORWARD-LOOKING STATEMENTS

      Information included or incorporated by reference in this prospectus may contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. This information may involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from the future results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words "may," "will," "should," "expect," "anticipate," "estimate," "believe," "intend" or "project" or the negative of these words or other variations on these words or comparable terminology.

      This prospectus contains forward-looking statements, including statements regarding, among other things, (a) our projected sales and profitability, (b) our Company's growth strategies, (c) anticipated trends in our Company's industry, (d) our Company's future financing plans and (e) our Company's anticipated needs for working capital. These statements may be found under "Management's Discussion and Analysis or Plan of Operations" and "Business," as well as in this prospectus generally. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under "Risk Factors" and matters described in this prospectus generally. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this prospectus will in fact occur. In addition to the information expressly required to be included in this prospectus, we will provide such further material information, if any, as may be necessary to make the required statements, in light of the circumstances under which they are made, not misleading.

                              SELLING STOCKHOLDERS

      The following table presents information regarding the selling stockholders. Pursuant to the Equity Line of Credit, Cornell Capital Partners, L.P. has agreed to purchase up to $5.0 million of common stock from our Company. None of the selling stockholders have held a position or office, or had any other material relationship, with our Company, except as follows:

      o Cornell Capital Partners, L.P. is the investor under the Equity Line of Credit.

      o Michael Dahlquist, Hong Zhu, Howard and Elaine Bull, Bonney Goldstein, Robert Duch, Terry and Carol Conner, Daniel Grillo, Steve Sevence, Adam Denish, Leonard Saltman, Robert Silverstein, Samuel Henderson, Lufeng Investments, Paul Denish, Neil Jones and Paul Dowden, all of whom intend to resell shares of common stock to be issued upon conversion of debentures that were previously sold by our Company.

      o     I-Medialink, Ltd. was a consultant to our Company.

      o Fred R. Schmid was formerly the Chief Executive Officer and President of our Company.

      The table follows:

                                                                                             PERCENTAGE OF
                                    PERCENTAGE O                  PERCENTAGE OF    SHARES     OUTSTANDING              PERCENTAGE OF
                                     OUTSTANDING                   OUTSTANDING     TO BE     SHARES TO BE               OUTSTANDING
                         SHARES        SHARES                     SHARES TO BE     ACQUIRED    ACQUIRED      SHARES       SHARES
                      BENEFICIALLY  BENEFICIALLY     SHARES      ACQUIRED UPON    UNDER THE    UNDER THE     TO BE      BENEFICIALLY
 SELLING              OWNED BEFORE  OWNED BEFORE   UNDERLYING    CONVERSION OF     LINE OF      LINE OF    SOLD IN THE  OWNED AFTER
STOCKHOLDER             OFFERING    OFFERING(1)   DEBENTURES(2)  DEBENTURES(3)      CREDIT     CREDIT(4)     OFFERING    OFFERING
-----------             --------    -----------   -------------  -------------      ------     ---------     --------    --------
Cornell Capital                0            0%             0              0%     10,000,000       21.7%      10,000,000         0%
   Partners, L.P.
Persia Consulting        126,000             *             0              0%              0          0%         126,000         0%
   Group, Inc.
Fred R. Schmid           366,422          1.0%             0              0%              0          0%         366,422         0%
Summit Capital            22,751             *             0              0%              0          0%          22,751         0%
I-Medialink, Ltd.         15,000             *             0              0%              0          0%          15,000         0%
Brent Nygaard             29,615             *             0              0%              0          0%          29,615         0%
Michael Dahlquist              0            0%       169,109               *              0          0%         169,109         0%
Hong Zhu                       0            0%       563,698            1.5%              0          0%         563,698         0%
Howard and Elaine              0            0%       225,479               *              0          0%         225,479         0%
   Bull
Bonney Goldstein               0            0%       112,740               *              0          0%         112,740         0%
Robert Duch                    0            0%       112,740               *              0          0%         112,740         0%
Terry and Carol                0            0%       112,740               *              0          0%         112,740         0%
   Conner
Daniel Grillo                  0            0%       225,479               *              0          0%         225,479         0%
Steve Sevence                  0            0%       112,740               *              0          0%         112,740         0%
Adam Denish                    0            0%       112,740               *              0          0%         112,740         0%
Leonard Saltzman               0            0%       112,740               *              0          0%         112,740         0%
Robert Silverstein             0            0%       169,109               *              0          0%         169,109         0%
Samuel Henderson               0            0%       112,740               *              0          0%         112,740         0%
Lufeng Investments             0            0%       112,740               *              0          0%         112,740         0%
Paul Denish                    0            0%       112,740               *              0          0%         112,740         0%
Neil Jones                     0            0%       112,740               *              0          0%         112,740         0%
Paul Dowden                    0            0%       394,589               *              0          0%         394,589         0%
Mario Colla                3,036             *             0              0%              0          0%           3,036         0%
Jason and Stacy            6,364             *             0              0%              0          0%           6,364         0%
   Oletsky
Bruce Katzen              35,357             *             0              0%              0          0%          35,357         0%
Donald and Nancy          25,975             *             0              0%              0          0%          25,975         0%
   Kipnis
Ron Halperin               4,287             *             0              0%              0          0%           4,287         0%
Mark Robson                4,000             *             0              0%              0          0%           4,000         0%
Howard and Barbara        10,000             *             0              0%              0          0%          10,000         0%
   Katzen
Jon Chasen                 8,772             *             0              0%              0          0%           8,772         0%
David Kubiliun             2,778             *             0              0%              0          0%           2,778         0%
Steve Silverman            8,772             *             0              0%              0          0%           8,772         0%
Michael Landen            10,894             *             0              0%              0          0%          10,894         0%
Mark Levitats             54,466             *             0              0%              0          0%          54,466         0%
Mark Gold                 54,466             *             0              0%              0          0%          54,466         0%
Andrew and Michelle       10,000             *             0              0%              0          0%          10,000         0%
   Gold

---------------------------------
*          Less than 1%.
(1) Percentage of outstanding shares is based on 36,153,385 shares of common stock outstanding as of July 2, 2001.
(2) These represent the number of shares of common stock that could be acquired upon the conversion of debentures that were previously purchased from our Company. The number of shares was calculated assuming a $0.0887 market price for our Company's common stock.
(3) Percentage of outstanding shares is based on 36,153,385 shares of common stock outstanding as of July 2, 2001, together with the maximum number of shares of common stock that may be acquired upon conversion of convertible debentures previously purchased by each selling shareholder from our Company. The shares to be issued to each selling shareholder upon conversion of debentures are treated as outstanding for the purpose of computing that selling shareholder's percentage ownership, but are not treated as outstanding for the purpose of any other selling shareholder.

(4) Percentage of outstanding shares is based on 36,153,385 shares of common stock outstanding as of July 2, 2001, together with the 10,000,000 shares of common stock that may be purchased by Cornell Capital Partners, L.P. from our Company under the Equity Line of
           Credit. The shares to be issued to Cornell Capital Partners, L.P. under the Equity Line of Credit are treated as outstanding for the purpose of computing Cornell Capital Partners, L.P.'s percentage ownership.

                                 USE OF PROCEEDS

      This prospectus relates to shares of our common stock that may be offered and sold from time to time by certain selling stockholders. There will be no proceeds to our Company from the sale of shares of common stock in this offering. However, our Company will receive the proceeds from the sale of shares of common stock to Cornell Capital Partners, L.P. under the Equity Line of Credit. The purchase price of the shares purchased under the Equity Line of Credit will be equal to 80% of the average of the lowest closing bid price of our common stock on the Over-the-Counter Bulletin Board for the 10 days immediately following the notice date. All proceeds from the sale of the shares, less estimated offering expenses of $60,000 and consultant fees of 8.4% of the gross proceeds, under the Equity Line of Credit will be used for general corporate purposes.


                                    DILUTION

      Since this offering is being made solely by the selling stockholders and none of the proceeds will be paid to our Company, our net tangible book value will be unaffected by this offering. Our net tangible book value, however, will be impacted by the common stock to be issued under the Equity Line of Credit. Our existing shareholders, however, would experience an increase in net tangible book value per share if the net proceeds received by our Company under the Equity Line of Credit exceeded our net tangible book value per share on the date such proceeds are received.


      The net tangible book value of our Company as of March 31, 2001 was ($772,614) or ($0.021) per share of common stock. Net tangible book value is determined by dividing the tangible book value of our Company (total tangible assets less total liabilities) by the number of outstanding shares of our common stock.


                                 DIVIDEND POLICY

      We have not declared or paid any dividends on our common stock during Fiscal 2000 and Fiscal 2001. Following this offering, our dividend practices with respect to our common stock will be determined and may be changed from time to time by our board of directors. We will base any issuance of dividends upon our earnings, financial condition, capital requirements and other factors considered important by our board of directors. Delaware law and our articles of incorporation do not require our board of directors to declare dividends on our common stock. We expect to retain all earnings, if any, generated by our operations for the development and growth of our business and do not anticipate paying any dividends to our stockholders for the foreseeable future.


                                 CAPITALIZATION

      The following table sets forth the total capitalization of our Company as of March 31, 2001.

                                                                  MARCH 31, 2001
                                                                     (UNAUDITED)
                                                                  --------------
Long-term Debt, Less Current Portion                                          --
                                                                  --------------
Stockholders' deficit:

Preferred stock, $0.0001 par value; 10,000,000 shares
   authorized and no shares issued and outstanding                             0

   Common stock, $0.0001 par value; 50,000,000 shares
     authorized and 36,153,385 issued and outstanding(1)                   3,616

   Additional paid-in capital                                          3,204,127

   Unearned compensation                                               (270,837)
                                                                  --------------
   Deficit                                                           (3,709,520)
                                                                  --------------

     Total stockholders' deficit                                       (772,614)
                                                                  --------------
     Total capitalization                                                     --
                                                                  ==============
---------------------
(1) Excludes outstanding 2,283,000 options to purchase shares of our common stock and 3,089,184 warrants to purchase shares of our common stock.

                      SELECTED CONSOLIDATED FINANCIAL DATA

      The following statement of operations and balance sheet data of our Company is set forth below for the three-month periods ended March 31, 2001 and March 31, [2000] and for each year in the five-year period ended December 31, 2000. The information presented is derived from the consolidated financial statements of our Company and should be read in conjunction with the consolidated financial statements as of March 31, 2001 and 2000, and as of December 31, 2000 and 1999 and each of the years in the three-year period ended December 31, 1998 and the Notes thereto included elsewhere in this filing. We did not begin significant operations until the third quarter of 1999. The selected consolidated financial data as of March 31,2001 and for the three months ended March 31, 2001 and 2000 are derived from unaudited consolidated financial statements of our Company included elsewhere herein and, in the opinion of management, include all adjustments, consisting only of normal recurring adjustments necessary for a fair presentation of the financial information. Operating results for the interim periods are not necessarily indicative of the results of our Company that may be expected for the entire year.


                                               PERIOD ENDED                                          YEARS ENDED
                                                 MARCH 31,                                           DECEMBER 31,

                                               (Unaudited)
-------------------------------------- --------------------------- -----------------------------------------------------------------
                                         2001           2000          2000(1)        1999(2)         1998         1997       1996
                                        ----------     ----------    -----------     ----------     ----------   ---------  -------
STATEMENT OF OPERATIONS DATA:
Net sales                                 $757,698       $208,607     $1,472,950       $263,338         $-----      $-----   $-----
Gross profit                               316,065        122,875        738,586        134,027           ----       -----    -----
Net income (loss)                        (505,646)      (423,256)    (2,876,244)      (131,343)       (99,902)       -----     ----
Net income (loss) per share (basic
   and diluted)                            $(0.01)        $(0.01)         $(.08)         $-----         $-----      $-----   $-----
Dividends per share                          $0.00          $0.00          $0.00          $0.00          $0.00       $0.00   $0.00
Weighted average common shares
   outstanding, basic                   36,045,579     34,128,708     34,833,231     30,053,926     29,500,000       -----   -----

                                        MARCH 31,                                         DECEMBER 31,

                                        (Unaudited)
-----------------------------------------------------  ----------------  -----------------------------------------------------------
                                          2001              2000              1999             1998           1997             1996
                                        ----------         ----------       -----------      -----------    ----------    ---------
BALANCE SHEET DATA:
Working capital (deficit)                 (843,699)        $(69,000)       $(157,858)         $(2,430)         $9,340        $-----
Total assets                                386,759          485,728          147,250           11,906         14,776         -----
Long-term debt                                    0                0          174,317           87,136              0         -----
Stockholders' equity (deficit)            (772,614)        (255,422)        (324,220)         (85,326)         14,576          ----

------------------------------------------------------------------------------------------------------------------------------------

-------------------------------

(1) During the quarter ended June 30, 2000, our Company recorded a charge to compensation in connection with the issuance of 500,000 shares of common stock valued at $1,125,000 resulting from the severance of our Company's former Chief Executive Officer.

(2) See Note 11 in our Company's audited consolidated financial statements for the years ended December 31, 2000 and 1999, which discusses the reverse merger that occurred during the fourth quarter of 1999.

                              EQUITY LINE OF CREDIT

      Pursuant to the Equity Line of Credit, we may, at our discretion, periodically issue and sell up to 10,000,000 shares of common stock for a total purchase price of $5.0 million. If our Company requests an advance under the Equity Line of Credit, Cornell Capital Partners, L.P. will purchase shares of common stock of our Company for 80% of the lowest closing bid price on the Over-the-Counter Bulletin Board or other principal market on which our common stock is traded for the 10 days immediately following the notice date. Cornell Capital Partners, L.P. intends to resell any shares purchased under the Equity Line of Credit at the market price. This prospectus primarily relates to the shares of common stock to be issued to Cornell Capital Partners, L.P. under the Equity Line of Credit.

      The effectiveness of the sale of the shares under the Equity Line of Credit is conditioned upon us registering the shares of common stock with the Securities and Exchange Commission.

      ADVANCES. Pursuant to the Equity Line of Credit, we may periodically sell shares of common stock to Cornell Capital Partners, L.P. to raise capital to fund our working capital needs. The periodic sale of shares is known as an advance. We may request an advance every 20 trading days.

      MECHANICS. We may, at our discretion, request advances from Cornell Capital Partners, L.P. by written notice, specifying the amount requested up to the maximum advance amount. A closing will be held 11 trading days after such written notice at which time we will deliver shares of common stock and Cornell Capital Partners, L.P. will pay the advance amount. We have the ability to determine when and if we desire to draw an advance.

      COMMITMENT PERIOD. We may request an advance at any time during the commitment period. The commitment period begins on the date the Securities and Exchange Commission first declares the accompanying registration statement effective. The commitment period expires on the earliest to occur of (i) the date on which Cornell Capital Partners, L.P. has made advances totaling $5.0 million or (ii) two years after the Securities and Exchange Commission declares the accompanying registration statement effective.

      MAXIMUM ADVANCE AMOUNT. We may not request advances in excess of a total of $5.0 million. In addition, each individual advance is subject to a maximum advance amount based on an average daily volume of our Company's common stock. The maximum amount of each advance is equal to 150% of the average daily volume of our Company's common stock for the 40 trading days prior to the date of an advance multiplied by 80% of the lowest closing bid price of our Company's common stock for the 10 trading days immediately following the notice date of an advance.

      By way of illustration only, if we had requested an advance on July 16, 2001, then the 40-day average volume would have been approximately 11,170 and the average of the lowest closing bid price of our common stock for the 10 trading days immediately following July 16, 2001 would have been $0.526. Accordingly, the maximum advance amount would have been $7,050.50 (i.e., 150%, multiplied by 11,170, multiplied by $0.526, multiplied by 80%).

      NUMBER OF SHARES TO BE ISSUED. We cannot predict the actual number of shares of common stock that will be issued pursuant to the Equity Line of Credit, in part, because the purchase price of the shares will fluctuate based on prevailing market conditions and we have not determined the total amount of advances we intend to draw. Nonetheless, we can estimate the number of shares of common stock that will be issued using certain assumptions. Assuming we drew down the entire $5.0 million available under the Equity Line of Credit in a single advance (which is not permitted under the terms of the Equity Line of Credit) and the purchase price was equal to $0.50 per share, then we would issue 10,000,000 shares of common stock to Cornell Capital Partners, L.P. These shares would represent 21.4% of our outstanding capital stock upon issuance. (This assumes that our Company's total outstanding capital stock includes $255,000 of debentures convertible into shares of common stock sold by our Company pursuant to the Securities Purchase Agreement dated March 19, 2001, which are being registered in this Registration Statement at a conversion rate of $0.50.) To assist our stockholders in evaluating the number of shares of common stock that could be issued to Cornell Capital Partners, L.P. at various prices, we have prepared the following table. This table shows the number of shares of our common stock that would be issued at various prices.

        Purchase Price:             $0.50        $0.60        $0.70         $0.85        $1.00

        No. of Shares(1):       10,000,000     8,333,333    7,142,857    5,882,353     5,000,000


        Total Outstanding(2):   46,663,385    44,911,718   43,660,527   42,335,738    41,408,385


        Percent Outstanding(3):     21.4%        18.6%        16.4%         13.9%        12.1%

----------------------

(1) Represents the number of shares of common stock to be issued to Cornell Capital Partners, L.P. at the prices set forth in the table.


(2) Represents the total number of shares of common stock outstanding after the issuance of the shares to Cornell Partners, L.P., and the issuance of common stock upon the conversion of $255,000 of debentures sold by our Company pursuant to the Securities Purchase Agreement dated March 19, 2001, which are being registered in this Registration Statement. For the purpose of calculating the total number of shares of common stock outstanding, we are assuming a conversion price for the debentures that is equal to the corresponding purchase price of common stock under the Equity Line of Credit.


(3) Represents the shares of common stock to be issued as a percentage of the total number shares outstanding.


      REGISTRATION RIGHTS. We granted to Cornell Capital Partners, L.P. certain registration rights. The registration statement accompanying this prospectus will register such shares upon effectiveness. The cost of this registration will be borne by us.

      NET PROCEEDS. We cannot predict the total amount of proceeds to be raised in this transaction, in part, because we have not determined the total amount of the advances we intend to draw. However, we expect to incur expenses of approximately $60,000 consisting primarily of professional fees incurred in connection with registering 13,673,814 shares in this offering. In addition, we are obligated to pay a cash fee equal to 8.4% of each advance.

      USE OF PROCEEDS. We intend to use the net proceeds received under the Equity Line of Credit for general corporate purposes and potentially to acquire small, technically viable companies that will contribute to revenue, cash flow and the future growth of our Company.

      CONSULTANT. In connection with the Equity Line of Credit, we entered into a Consulting Services Agreement with Yorkville Advisors, LLC (the "CONSULTANT"). Under this agreement, the Consultant will provide advising services relating to our Company's financial status and capital structure. For these services, our Company will pay the Consultant a cash consulting fee equal to 8.4% of each advance under the Equity Line of Credit.

                              PLAN OF DISTRIBUTION

      The selling stockholders have advised us that the sale or distribution of our Company's common stock owned by the selling stockholders may be effected directly to purchasers by the selling stockholders or by pledgees, donees, transferees or other successors in interest, as principals or through one or more underwriters, brokers, dealers or agents from time to time in one or more transactions (which may involve crosses or block transactions) (i) on the over-the-counter market or in any other market on which the price of our Company's shares of common stock are quoted or (ii) in transactions otherwise than on the over-the-counter market or in any other market on which the price of our Company's shares of common stock are quoted. Any of such transactions may be effected at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at varying prices determined at the time of sale or at negotiated or fixed prices, in each case as determined by the selling stockholders or by agreement between the selling stockholders and underwriters, brokers, dealers or agents, or purchasers. If the selling stockholders effect such transactions by selling their shares of our Company's common stock to or through underwriters, brokers, dealers or agents, such underwriters, brokers, dealers or agents may receive compensation in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of common stock for whom they may act as agent (which discounts, concessions or commissions as to particular underwriters, brokers, dealers or agents may be in excess of those customary in the types of transactions involved). The selling stockholders and any brokers, dealers or agents that participate in the distribution of the common stock may be deemed to be underwriters, and any profit on the sale of common stock by them and any discounts, concessions or commissions received by any such underwriters, brokers, dealers or agents may be deemed to be underwriting discounts and commissions under the Securities Act.

      Cornell Capital Partners, L.P. is an "underwriter" within the meaning of the Securities Act of 1933 in connection with the resale of common stock under the Equity Line of Credit agreement. Cornell Capital Partners, L.P. will pay our Company 80% of the lowest closing bid price of our Company's common stock on the Over-the-Counter Bulletin Board or other principal trading market on which our common stock is traded for the 10 days immediately following the notice date. The 20% discount on the purchase of the common stock to be received by Cornell Capital Partners, L.P. will be an underwriting discount. We retained Yorkville Advisors, LLC as our consultant in connection with the Equity Line of Credit. For its services, Yorkville Advisors, LLC will be paid a consulting fee consisting of a cash payment of 8.4% of the gross proceeds raised in the Equity Line of Credit.

      Under the securities laws of certain states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. We will inform the selling stockholders that any underwriters, brokers, dealers or agents effecting transactions on behalf of the selling stockholders must be registered to sell securities in all fifty states. In addition, in certain states the shares of common stock may not be sold unless the shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

      We will pay all the expenses incident to the registration, offering and sale of the shares of common stock to the public hereunder other than commissions, fees and discounts of underwriters, brokers, dealers and agents. We have agreed to indemnify the selling stockholders and their controlling persons against certain liabilities, including liabilities under the Securities Act. We estimate that the expenses of the offering to be borne by us will be approximately $60,000 as well as consulting fees of 8.4% of the gross proceeds received under the Equity Line of Credit. We will not receive any proceeds from the sale of any of the shares of common stock by the selling stockholders. We will, however, receive proceeds from the sale of common stock under the Equity Line of Credit.

      The   selling     stockholders     should  be  aware  that  the
anti-manipulation provisions of Regulation M under the Exchange Act may apply to purchases and sales of shares of common stock by the selling stockholders, and that there are restrictions on market-making activities by persons engaged in the distribution of the shares. We will advise the selling stockholders that if a particular offer of common stock is to be made on terms constituting a material change from the information set forth above with respect to the Plan of Distribution, then to the extent required, a Prospectus Supplement must be distributed setting forth such terms and related information as required.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

      THE FOLLOWING INFORMATION SHOULD BE READ IN CONJUNCTION WITH THE CONSOLIDATED FINANCIAL STATEMENTS OF OUR COMPANY AND THE NOTES THERETO APPEARING ELSEWHERE IN THIS FILING. STATEMENTS IN THIS MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS AND ELSEWHERE IN THIS PROSPECTUS THAT ARE NOT STATEMENTS OF HISTORICAL OR CURRENT FACT CONSTITUTE "FORWARD-LOOKING STATEMENTS."

      The following table sets forth, for the periods presented, the percentage of net sales represented by certain items in our Company's consolidated statements of operations:

                                            PERCENTAGE OF NET SALES
                              --------------------------------------------------

                               THREE MONTHS ENDED
                                   MARCH 31,            YEAR ENDED DECEMBER 31,
                              --------------------  ----------------------------
                              2001        2000       2000       1999    1998(1)
                              -------     -------    -------    ------  -------

Total net sales               100.0%       100.0%     100.0%    100.0%     N/A

Total cost of goods sold      (58.3)       (41.1)     (50.0)    (49.1)     N/A

Gross profit                   41.7         58.9       50.1       51.0     N/A
Operating expenses           (107.7)      (259.1)    (243.9)   (100.1)     N/A

Income (loss) from            (66.0)      (200.3)    (193.7)    (49.2)     N/A
operations

Interest expense               (0.7)        (2.7)      (1.5)     (0.7)     N/A

Net Income (loss)             (66.7)      (202.9)    (195.3)    (50.0)     N/A



(1) Actual product sales did not begin until January 1999; therefore, there were no comparable sales in 1998. For fiscal year ended December 31, 1998, our Company's total operating expenses were $99,902 and our net (loss) was $99,902.


RESULTS OF OPERATIONS

      OVERVIEW. The following is a discussion of our results of operations and our liquidity and capital resources. Our Company sells Internet access "hardware routers" for small office and home users. Our products allow multiple users in an office or home to share one Internet connection simultaneously while optimizing each user's access speed and providing a secure firewall (shield from outside intrusion). Our products support existing telephone lines, as well as emerging access technologies such as digital subscriber lines and cable modems (faster than phone connections).

      RESULTS OF OPERATIONS. The discussion of our historical results set forth below addresses our historical results of operations for the three-month periods ended March 31, 2001 and March 31, 2000 and the fiscal years ended December 31, 2000, December 31, 1999, and December 31, 1998. The predecessor companies, Nexland LP and Nexland, Inc. (Florida) for 1998 and part of 1999 are included in the historical comparison.

THREE-MONTH PERIODS ENDED MARCH 31, 2001 AND 2000

      (1) REVENUES. For the quarter ended March 31, 2001, our Company had $757,698 in revenue consisting of sales of 4,529 units of Internet access "hardware routers" for small office and home users. During the three months ended March 31, 2000, our Company had sales of $208,607 from the sale of 763 units. During the three months ended March 31, 2001, our average selling price per unit decreased by $106 per unit as compared to the same period in 2000. This decrease resulted from our Company reducing its selling price to take advantage of large volume sales opportunities.

      (2) COST OF SALES. Cost of sales for the quarter ended March 31, 2001 was $441,633, as compared to $85,732 for the same period in 2000. Cost of sales consisted substantially of the purchase price and in-bound freight of pre-assembled finished goods inventory from subcontractors in Taiwan, Republic of China. During the three months ended March 31, 2001, our average purchase cost per unit decreased by $14 per unit as compared to the same period in 2000. This decrease resulted from a combination of two factors, the first of which is our Company's success in obtaining lower priced units from our supplier and also as a result from our Company effectively modifying our product specifications which resulted in a lower cost to purchase. While our Company expects the dollar amount of purchases of pre-assembled finished goods inventory from subcontractors to increase in the future as our Company increases sales, our Company anticipates paying lower prices as a result of increased volume purchases.

      (3) GROSS PROFIT. The gross profit of our products was approximately 42% for the quarter ended March 31, 2001, as compared to 59% for the same period in 2000. The decrease in the gross profit is attributable to reductions in our selling prices to take advantage of volume sales opportunities. Our Company expects pricing pressures from our competition, but we believe that we will continue to lower our cost procurement from subcontractors by obtaining the benefits of lower product costs through volume purchases. The gross margin could be lower in the future.

      (4) SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses increased to $813,540 for the quarter ended March 31, 2001 as compared to $539,755 for the quarter ended March 31, 2000. The increase of $273,785 is primarily the result of our growth in sales, and the increase in personnel and other related costs, which are explained below. In this connection, our payroll costs increased by $120,000, professional fees increased by $66,000 and other operating expenses decreased by $46,000. During this period, we had three transactions that resulted in non-cash expenditures by our Company. A company controlled by one of our principal shareholders, incurred research and development costs on our behalf for the further development of our Internet access hardware routers. In this connection, we recorded as a capital contribution $113,919, which represents the actual costs, incurred by this company on our behalf, substantially consisting of technician salaries for subcontractors located in Taiwan. We have no formal agreement with this company and we are in the preliminary phase of evaluating the acquisition of this company during the next 12 months. During the comparable period in 2000, our Company did not incur any research and development costs, since we purchased ready to sell finished goods inventory. In addition, our Company recorded a charge of $62,499 in connection with the issuance of common stock to the Chief Financial Officer to amortize his unearned compensation in accordance with his employment agreement. Lastly, our Company incurred an expense of $88,591 in connection with the issuance of common stock for consulting services relating to venture capital and, or debt financing. Our Company expects to increase its selling, general and administrative in the future in proportion to our Company's anticipated growth in sales.

LIQUIDITY AND CAPITAL RESOURCES

      Since inception, our Company has relied principally upon the proceeds of private equity financings and loans to fund its working capital requirements and capital expenditures. Our Company's net cash used in operating activities for the quarter ended March 31, 2001 was ($19,226) compared to cash provided by operating activities of $4,677 for the quarter ended March 31, 2000, a decrease of $23,903. This decrease resulted from increases in our Company's net loss, which included non-cash charges of (i) $62,499 for compensation in connection with an employment agreement, (ii) $88,591 for consulting services paid with common stock (iii) $113,919 contributed research and development services and increases in receivables and inventories, offset by increases in accounts payable, accrued professional fees and expenses, and due to related party
supplier.   These  increases  resulted  from  the  expansion  of  our  Company's operations.

      Our Company's net cash provided by financing activities for the three month period ended March 31, 2001 was $17 resulting from proceeds received from the exercise of stock options. Our Company's short-term and long-term liquidity requirements are expected to result from working capital needs to purchase inventory and pay other operating expenses. Although our Company cannot accurately predict the precise timing of its future capital, we estimate that we will need to expend approximately $2,000,000, within the next twelve months. Our Company estimates that of that amount (i) $1,000,000 will be for pre-assembled finished goods inventory from subcontractors, (ii) $250,000 for sales and marketing forces, (iii) $250,000 for professional fees and (iv) $500,000 for other operating expenses, such as payroll, rent and office expenses.

      Our Company has no assured available financial resources to meet its March 31, 2001 working capital deficit of $843,699 and future operating costs.

      Our Company is seeking additional equity capital from private and public offerings. There is no assurance, that our Company will be able to raise such additional capital during the next 12 months. If our Company is unable to obtain the necessary additional capital, our Company may be required to change its proposed business plan and decrease its planned operations, which could have a material adverse effect upon its business, financial condition, or results of operations.

      The management of our Company has taken the following steps to improve its cash flow:

      (a) On January 31, 2001, our Company, entered into a factoring agreement. The agreement expires on January 31, 2002 or until terminated by either party with proper notice given as defined. Our Company has assigned substantially all of its accounts receivable to the factor, typically on a recourse basis. Our Company may request advances up to 75% of the eligible receivables. The factor charges our Company a commission equal to .0667% per day for each uncollected receivable from the invoice date to the payment date of such invoice, plus interest on advanced funds equal to the greater of 10% or the interest publicly announced by Citibank N.A., plus 2%. Obligations due to the factor under the factoring agreement are collateralized by "receivables", as defined. At March 31, 2001, $43,151 is due to factor.

      (b) On March 19, 2001, we entered into an Equity Line of Credit Agreement. Pursuant to the equity line of credit, an institutional investor agreed, if requested by the Company, to purchase up to $5 million of our common stock at 80% of the lowest closing bid price of our Company's common stock on the Over-the-Counter Bulletin Board for the 10 days immediately following the notice date. The timing and amount of each sale and the number of debentures to be sold is at our discretion, subject to various conditions. The dollar amount that our Company can request under any individual sale is subject to the average trading volume of our common stock for the preceding 40-day trading period. The maximum term of the equity line of credit is two years from the date of the agreement. The agreement contains various representations, warranties and covenants by us, including limitations on our ability to sell common stock or common stock equivalents, all assets, merge or enter into certain other transactions. There were no amounts outstanding on the equity line of credit at March 31, 2001.

      (c) On March 19, 2001, our Company also entered into Securities Purchase Agreement with third-party investors and a Placement Agent Agreement to provide up to $250,000 less certain fees and expenses of the placement agent by the issuance of convertible debentures. The debentures bear interest at 6% per year and convert into our Company's common stock as defined. In connection with the issuance of such debentures, the difference between the conversion price and the fair value of the common stock to which the debentures are convertible, multiplied by the number of shares into which the debt is convertible at the issuance date of the debt or the date at which the debentures become convertible will be recorded as intrinsic value of the beneficial conversion feature and charged to interest expense in our Company's statement of operations. Such amounts may be material to our Company's 2001 financial statements. Through June 19, 2000, our Company issued debentures of $255,000 from which our Company received net proceeds of approximately $195,540. There were no debentures outstanding at March 31, 2001. The debenture holders are entitled to convert all or part of the principal amount plus accrued interest into shares of our Company's common stock equal to either (a) an amount equal to 120% of the closing bid price of our Company's common stock as of the date of the debenture issuance or (b) an amount equal to 80% of the lowest three closing bid prices of our Company's common stock for the 10 days immediately preceding the date of conversion of the debenture. Our Company is obligated to register the resale of the conversion shares under the Securities Act of 1933. The debentures are subordinate and junior in right of payment to all accounts payable of our Company incurred in the ordinary course of business and/or bank debt of our Company not to exceed $250,000. Our Company has the right to require the debenture holders to convert any unpaid principal and accrued interest on the debentures upon the five-year anniversary of the debenture issuance.

FOR YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998

      REVENUES. For the year ended December 31, 2000, our Company had $1,472,950 in revenue consisting of sales of 6,696 units of Internet access "hardware routers" for small office and home users. During the third quarter of 2000, our Company opened an office in Victoria, B.C. Revenues relating to this office were $263,960. Our Company expects sales to increase during the next 12 months from this Canadian subsidiary. During 2000, our average selling price per unit decreased by $132 per unit as compared to 1999. This decrease resulted from our Company reducing its selling price to take advantage of large volume sales opportunities. For the year ended December 31, 1999, our Company had $263,338 in revenue consisting of sales of 750 units. Actual product sales did not begin until January 1999; therefore, there are no comparable sales in 1998.

      COST OF SALES. Cost of sales for the year ended December 31, 2000 was $734,364. Cost of sales for the year ended December 31, 1999 was $129,311. Cost of sales consisted substantially of the purchase price and in-bound freight of pre-assembled finished goods inventory from subcontractors in Taiwan, Republic of China. Actual sales did not begin until January 1999; therefore, there are no costs of sales for 1998. During 2000, our average purchase cost per unit decreased by $62 per unit as compared to 1999. This decrease resulted from a combination of two factors, the first of which is our Company's success in obtaining lower priced units from our supplier and also as a result from our Company effectively modifying our product specifications which resulted in a lower cost to purchase. While our Company expects the dollar amount of purchases of pre-assembled finished goods inventory from subcontractors to increase in the future as our Company increases sales, our Company anticipates paying lower prices as a result of increased volume purchases.

      GROSS PROFIT. The gross profit of our Company's products was approximately 50% during 2000. The gross profit of our Company's products was approximately 51% during 1999. Actual sales did not begin until January 1999; therefore, there is no gross profit percentage in 1998. Our Company expects pricing pressures from our competition, but will attempt to lower our cost procurement from subcontractors by obtaining the benefits of lower product costs through volume purchases. In order to maximize our Company's growth from sales, our Company may in the future, reduce selling prices to take advantage of large volume sales opportunities, thus, the gross margin could be lower in the future.

      SELLING,  GENERAL AND  ADMINISTRATIVE  EXPENSES.  Selling,
general and administrative expenses increased to $3,585,957 for the year ended December 31, 2000 as compared to $263,664 for the year ended December 31, 1999 and $99,902 for the year ended December 31, 1998. The increase of $3,322,293 from 1999 to 2000 is primarily as a result of our growth, and associated increase in personnel and other related costs, which are explained below. In this connection, our payroll costs increased by $374,000, our facilities expenses and office expense increased by $62,000, professional fees by $495,000, samples to customers $77,000, travel and entertainment $44,000 and other operating expenses by $126,000. During this period, we had seven transactions that resulted in non-cash expenditures to our Company. A company controlled by one of our principal shareholders, incurred research and development costs on our behalf for the further development of our Internet access hardware routers. In this connection, we recorded as a capital contribution $318,850, which represents the actual costs, incurred by this company on our behalf, substantially consisting of technician salaries for subcontractors located in Taiwan. Our Company has no formal agreement with this company. During the comparable period in 1999, our Company did not incur any research and development costs, since we purchased ready to sell finished goods inventory. On June 30, 2000, Mr. Dillon, our former Chief Executive Officer, resigned from his position in our Company. In connection with his resignation, the 1,170,000 shares of common stock issued in connection with his employment agreement were forfeited. Our Company, in consideration of the termination of the employment agreement, issued 500,000 shares of common stock to the former executive. Such shares were valued based on the then fair market value of our Company's common stock at $1,125,000. In addition, our Company recorded a charge in the amount of $166,664 in connection with the issuance of common stock to our Chief Financial Officer to amortize his unearned compensation in accordance with his employment agreement. Our Company also issued common stock valued at $248,000, the then fair market value, pursuant to a penalty provision resulting from the late filing of our form S-1. Our Company also issued common stock to a consultant valued at $134,000, the then market value of the common stock. The consultant was hired to help our Company raise capital. The contract was terminated effective June 18, 2000. The Company recorded an expense for $77,000 in connection with an extension of the time to exercise certain warrants and $75,000 in connection with options granted during the year 2000.

      Selling and administrative expenses for the year ended December 31, 1999 were $263,664 as compared to $99,902 for 1998. The increase in selling, general and administrative expenses of $163,762 from 1998 to 1999 consisted of increases in salaries, resulting from hiring new personnel of approximately $115,909, including casual labor, postage of approximately $6,000, consulting of approximately $6,000, rent of approximately $11,454, office supplies of approximately $4,342, telephone expense of approximately $535, travel of approximately $3,774 and other office expenses of approximately $16,000. Our Company expects to increase our selling, general and administrative expenses in the future in proportion to our Company's anticipated growth in sales.

      DEPRECIATION. Depreciation expense increased to $5,914 for the year ended December 31, 2000 as compared to $0 for the year ended December 31, 1999 and for the year ended December 31, 1999, respectively.

      INTEREST EXPENSE. Interest expense increased to $21,872 for the year ended December 31, 2000 as compared to $1,087 for the year ended December 31, 1999 and for the year ended December 31, 1999, respectively. The interest expense mainly related to interest on notes payable to a principal shareholder, whose debt was converted into equity during the latter part of 2000.

      PROVISION FOR INCOME TAXES. No provision for income taxes was necessary in 2000, 1999 and 1998 due to the loss reported for such years (see Note 8 to the financial statements). Further, given the uncertainties as to realization, the deferred tax assets have been fully reserved.

GOING CONCERN QUALIFICATION

      Our Company's auditors stated that the financial statements of our Company for the years ended December 31, 1999 and December 31, 2000 were prepared on the going-concern basis. For the years ended December 31, 2000 and 1999, our Company incurred net annual losses of $2,876,244 and $131,343, respectively, and our Company had a deficit of $3,203,874 and $327,360, respectively. These losses raise substantial doubt about the ability of our Company to continue as a going concern. Management believes that resources will be available from private sources in 2001 to continue the marketing of our Internet sharing devices. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that might be necessary in the event our Company cannot continue in existence.

      Management has established plans intended to increase the sales of our Company's products. Management intends to seek new capital from new equity securities offerings to provide funds needed to increase liquidity, fund growth and implement its business plan; however, no assurance can be given that our Company will be able to raise any additional capital.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

      On March 14, 2000, our Company dismissed Williams & Webster, P.S. Williams & Webster, P.S.'s report on our financial statements did not contain an adverse opinion or disclaimer of opinion or was not qualified or modified, as to uncertainty, audit, scope or accounting principles. The decision to change accountants was recommended and approved by our Company's Board of Directors. During the two most recent fiscal years and during any subsequent interim periods preceding the decision, there were no disagreements with Williams & Webster, P.S. on any manner of accounting of principles or practice, financial statement disclosure or auditing scope or procedure, which would have caused it to make a reference to the subject matter of the disagreements in connection with its report. The reason for our decision to change accounting firms was that our business and administration is located in Miami, Florida. Williams & Webster, P.S. is located in Spokane, Washington. Accordingly, on May 12, 2000, we engaged the accounting firm of BDO Seidman, LLP to serve as our independent accountants for the year ended December 31, 2000.

      On July 2, 2001, our Company dismissed BDO Seidman LLP as its independent certified public accountant. BDO Seidman's report on our Company's financial statements for the fiscal year ended December 31, 2000 contained a modification expressing substantial doubt about our Company's ability to continue as a going concern. BDO Seidman's dismissal was approved by our Company's Board of Directors. During our Company's most recent fiscal year, as well as any subsequent interim period through July 2, 2001, there were no disagreements on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement. BDO Seidman communicated by letter dated January 26, 2001 to the audit committee of our Company's Board of Directors, three material weaknesses in internal controls relating to the following areas: (1) recording significant transactions on a timely basis; (2) lack of written policies setting forth our Company's policies and procedures relating to accounting internal controls and safeguarding of corporate assets; and (3) lack of financial personnel with a professional certification in accounting or equivalent experience.

      On July 2, 2001, our Company engaged Daszkal, Bolton, Manela, Devlin & Co. ("Daszkal Bolton") as its principal accountant to audit our Company's financial statements. Our Company did not consult Daszkal Bolton on any matters during our Company's two most recent fiscal years or any subsequent interim period prior to engaging Daszkal Bolton.

                             DESCRIPTION OF BUSINESS

GENERAL

      WindStar Resources, Inc., (before the name change to Nexland, Inc.) was formed in Arizona on March 22, 1995, (under the name Turtleback Mountain Gold Co., Inc.) to engage in the business of mineral exploration, and if warranted, development and production, or the sale of precious minerals. WindStar Resources, Inc. failed to achieve its goals and business objectives and in 1999 concluded it was no longer economical to continue as a public gold exploration mining company. Nexland, Inc., was incorporated in Florida on December 4, 1994, but was inactive until November 17, 1999 when it was acquired by us. Nexland LP, a Florida limited partnership, formed on September 25, 1997, was an operating company until November 15, 1999 when it assigned all of its partnership assets to Nexland, Inc. in exchange for 17,000 of the latter's common shares.

      On November 17, 1999, we acquired Nexland, Inc. in a reverse acquisition transaction resulting in the change of our business from mining to computer security equipment. We changed our name to "Nexland, Inc." on December 8, 1999. As WindStar Resources, Inc., we never owned an operating mine and, prior to the Nexland, Inc. acquisition, had no other revenue-producing mining activities. Since our merger with Nexland, Inc., we have become a supplier of hardware routers and Internet firewall devices and have shed all connection with the mining business.

      Our Internet Sharing Box product line allows multiple users on a local area network to simultaneously share the same Internet connection while optimizing each user's access speed, as well as providing firewall security. Our Internet Sharing Box product line is intended to support multiple operating systems, including Windows, Macintosh, UNIX and Linux. Our products are designed to be compatible with existing telephone and data connection lines, as well as integrated services digital networks and emerging access technologies, such as digital subscriber lines and cable modem connections. An integrated services digital network is an international telecommunications standard for providing digital service from a customer's premises to a dial-up telephone network. A digital subscriber line is a type of technology that increases the digital capacity of ordinary telephone lines into a home or office. Digital subscriber line speeds are tied to the distance between a customer and a telephone company. Our products enable multiple users to securely access the Internet simultaneously through regular telephone lines, slow speed data connections, or high-speed digital connections. We primarily market and sell our products through North American based Internet service providers, value-added resellers, and telephone companies; however, in the past, we have had minor sales to direct end-users. During fiscal year 2000, we made sales to over 100 customers.

EXPLANATION AND BACKGROUND OF THE INTERNET

      The Internet is a global collection of interconnected computer networks that transmit any combination of voice, video and/or data between users. The Internet allows commercial organizations, educational institutions, government agencies, and individuals to electronically communicate, access and share information, and conduct business. As businesses have begun to use e-mail, file transfer and area networks, commercial usage has become a major component of Internet traffic.

      In the mid-1990s, Internet service providers began to offer access, e-mail, customized content, and other specialized services and products aimed at allowing both commercial and residential customers to obtain and transmit information, as well as access other available resources on the Internet.

      The emergence of the Web, which is the graphical, multimedia environment of the Internet, has resulted in the development of the Internet as a new mass communication medium. The Internet has experienced rapid growth in recent years as evidenced by the volume of Internet traffic and the increase in the number of Internet users, Web sites and Internet-based applications. In addition, there has been a proliferation of Internet-based services, including:

      o     chat rooms;

      o     online magazines;

      o     news feeds;

      o     interactive games;

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


      o     educational and entertainment information;

      o     development of online communities; and

      o     virtual private networking.

      This rapid growth is expected to continue as businesses increasingly use the Internet to access and share information and to interact with a large number of geographically dispersed consumers and business partners. Furthermore, an Internet-based economy is emerging as more businesses use the Internet to sell products and services, implement electronic commerce initiatives and utilize new generations of Internet-enabled business applications.

      In our opinion, participation in this emerging Internet-based economy and realization of the benefits and efficiencies facilitated by new Internet-enabled business applications are becoming increasingly important for the small business office market, as well as the Internet service providers and telephone companies which provide Internet service to them. The small business office market includes small businesses, home offices and remote offices. We believe the Internet allows these businesses to communicate more effectively with their suppliers and customers and to access and share critical business information both internally and externally. Overall, we believe the Internet and the business applications enabled by the Internet present tremendous opportunities for businesses to improve communications, collaborate with partners, suppliers and customers, perform important processes online and realize cost and operational efficiencies that may position them to compete more effectively with organizations that have greater resources and market presence.

      INTERNET ACCESS TECHNOLOGIES FACILITATE NEW APPLICATIONS. Analog dial-up modems, which utilize regular telephone lines and data connections, currently represent the most widely utilized method of accessing the Internet. While many markets worldwide will continue to depend on these slower speed Internet access technologies, new high-speed and high transmission capacity Internet access technologies, such as digital subscriber lines and cable modems, have emerged in recent years.

      THE BROADBAND MARKET - HIGH-SPEED ACCESS. Integrated services digital networks are rapidly becoming available in the United States as a method to transmit more data over existing telephone lines. Integrated services digital networks are, in most markets, priced comparably to standard analog telephone circuits. These networks transmit data at greater speeds than the analog dial-up modems. However, new emerging access technologies offer even greater transmission capacity, provide much faster access speeds and enable a variety of new data intensive, multimedia and graphical applications. These broadband markets include:

      o Digital Subscriber Line, which is a method for moving data over existing copper telephone lines, but at a much faster rate than a regular telephone connection;

      o Interactive Cable, which allows for communication across cable infrastructure;

      o     cable modems and cable modem termination centers; and

      o     wireless   transmissions,   which  are   movements   of  packets  of
            information over airwaves.

      As these access technologies become more affordable and widely available, we believe they will present increasingly attractive alternatives for satisfying the Internet access requirements of small business offices.

      In addition, we believe the small business office environment will experience an even greater need to access the Internet via these emerging technologies as new generations of business applications emerge that larger competitors will be able to access through relatively expensive, dedicated high-speed leased lines. Furthermore, the higher cost of digital subscriber lines and cable modem access technologies compared to analog technologies will increase the need of small business offices to utilize shared Internet access solutions that enable costs to be allocated across a greater number of users.

      TODAY'S SMALL BUSINESS OFFICE INTERNET ACCESS ENVIRONMENT. Worldwide, there is an increasing demand for broadband access services. The Internet is becoming increasingly popular to consumers for conducting business and personal pursuits. Consequently, these consumers are seeking high-speed, low-cost solutions that enable them to benefit from advances in data transfer speed.

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

      o SHARED ACCESS. Many small business offices have addressed the Internet access problem by installing a single dedicated computer that is connected to the Internet via a modem, an analog telephone line and a single Internet service account shared by all users in the office. This approach is inefficient because it requires users to wait in line until the Internet terminal becomes available. In addition, productivity is often reduced since many users fail to access the Internet because it is not conveniently accessible from their individual workplaces. As an alternative, some small business offices have added additional modems, analog phone lines and Internet service accounts for each employee requiring Internet access. However, maintaining separate Internet connections for each user is costly and difficult to manage. Moreover, neither of these solutions enables shared Internet access among multiple users.

      o EASE OF INSTALLATION AND USE. In our opinion, most small business offices lack in-house information technology personnel, as well as sufficient resources to hire outside consultants to implement and maintain complex Internet access solutions. Therefore, small business offices require Internet access solutions that are easy to install, use, maintain and upgrade.

      o AFFORDABILITY. Small business offices are often subject to budgetary constraints. Therefore, the networking solutions that have been widely adopted by larger organizations to accommodate shared access often are prohibitively expensive for small business offices.

      o EXPANDABILITY AND COMPATIBILITY. We believe small business offices need Internet access solutions that accommodate their current requirements and that can be expanded to accommodate additional users as their businesses grow. In addition, many small business offices seek solutions that meet these needs without having to replace existing systems, invest significant capital in upgrades or employ in-house information technology personnel. Many small business offices have already made significant investments in computer hardware, modems and software, and utilize widely available analog access technologies. As a result, these small business offices require Internet access solutions that are compatible with existing hardware and software and flexible enough to support analog access technologies, as well as emerging high-speed access technologies.

      In order to more fully participate in the evolving uses of the Internet, we believe the small business office market will require easy-to-use, affordable and expandable products that enable shared Internet access by multiple users and that support a full range of existing and emerging Internet-enabled applications and services.

      THE BENEFITS OUR PRODUCTS ARE DESIGNED TO PROVIDE. Our products are designed to provide a secure, shared Internet access solution. Our solution allows multiple users in an office, workplace or home to simultaneously share the same Internet connection. Our products are designed to support multiple operating systems such as Windows, Macintosh, UNIX and Linux, while providing network security during the delivery and receipt of Internet data packets.

      Our products are designed to be compatible with traditional telephone and data connections that operate at slow speeds, as well as high-speed technologies, including integrated services digital networks, digital subscriber lines and cable modems. In addition, our products extend the benefits of analog technology by enabling multiple users to access the Internet simultaneously through regular telephone lines and analog modems at up to 30 times the access speed of a single analog connection. Our products offer the following key benefits:

      o EFFICIENT SHARED INTERNET ACCESS. The Internet Sharing Box product line enables an entire office to share information, use e-mail, and access the Internet independent of the access technology utilized. Multiple users in an office can share a single Internet connection and Internet service provider account.

      o EASE OF INSTALLATION AND USE. We deliver a shared Internet access solution. To facilitate easy installation, our Internet Sharing Box product package contains step-by-step installation instructions and easy-to-follow diagrams and illustrations for a variety of network environments. Users can determine whether their computers are appropriately configured to connect to our product. Our integrated firmware, which is a category of memory chips that hold their content without electrical power and is sometimes referred to as "hard software", provides a single screen configuration to connect the entire office to the Internet. Our products work within most existing environments and operating systems, such as Windows, Macintosh, UNIX and Linux.

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

      o HIGH-SPEED ACCESS. Our Internet Sharing Box product line supports all major Internet access technologies used by offices, including traditional telephone and data connections, integrated services digital networks, digital subscriber lines, and cable and wireless connections.

      o LOW COST OF OWNERSHIP. Our Internet Sharing Box product line is designed to minimize installation, maintenance and Internet access expenditures by enabling multiple users in an office to share a single Internet connection and Internet service provider account. In addition, the ease of installation and use of the Internet Sharing Box product line enables small business offices to avoid hiring in-house information technology personnel that might otherwise be required to implement and maintain an effective Internet access solution.

      o EXPANDABILITY AND COMPATIBILITY. Our Internet Sharing Box product line is designed to be compatible with most widely-used computers, software, modems, and terminal adapters such as those manufactured by 3Com, Cisco and Alcatel. This broad compatibility enables most offices to leverage their prior technology investments by utilizing our products with hardware and software that have already been installed. In addition, our product line provides an office the flexibility to expand Internet access as their needs require.

      o FIREWALL PROTECTION. Our Internet Sharing Box products provide firewall security among shared users. A firewall is a method for keeping a network secure. Our products are also designed to keep internal network traffic secure.

      o VIRTUAL PRIVATE NETWORK. A virtual private network usually refers to a network in which some of the parts are connected using the public Internet, but data is transmitted in encrypted form, thus making the network "virtually private." Our ISB2LAN product supports this function.

      A DESCRIPTION OF OUR PRODUCTS. We design and sell the Internet Sharing Box
(ISB) product line. The ISB products include the ISB SOHO, ISB Pro100, ISB Pro400, ISB Pro800, ISB Pro800 Turbo and ISB Wave Base. The ISB products are hardware routers that allow users, connected to the Internet to share their Internet access at the same time using only one modem, one telephone line or cable connection, and one Internet access account. In addition, the ISB series of products are a "firewall," providing network security. The ISB products are compatible with personal computers, PC, Macintosh, UNIX, NT, Linux computers and any computer that uses a transmission control protocol/Internet protocol (TCP/IP) browser interface.

      All of the ISB products allow simultaneous and independent Internet access for all users on a network, as well as firewall security protection to prevent any unwanted access to the local network. All ISB products allow up to 253 users to share one Internet connection.

      o ISB SOHO - Designed specifically for shared Internet access and Internet Security for the home or small officer user. The ISB SOHO features simple installation and configuration. It connects to a cable or digital subscriber line modem through an ethernet connection to accommodate high speed data transmission. The ISB SOHO has a high speed 4 port 10/100 switch and is great for Internet games.

      o ISB PRO100 - Designed specifically for shared Internet access and Internet Security. The ISB Pro100 features simple installation and configuration. The ISB Pro100 connects to a cable or digital subscriber line modem through an ethernet connection to accommodate high speed data transmission and has a high speed 1 port 10/100 switch with Duplex, over 8MB of Bi-Directional throughput to MAX out the connection, Multi Session Ipsec, Multi Session PPPoE and a CAT5 Cable included.

      o ISB PRO400 - Designed specifically for shared Internet access and Internet Security, the ISB Pro400 features simple installation and configuration. The ISB Pro400 connects to a cable or digital subscriber line modem through an ethernet connection to accommodate high speed data transmission and has a high speed 4 port 10/100 switch with Duplex, over 8MB of Bi-Directional throughput to MAX out the connection, Multi Session IPsec, Multi Session PPPoE and a CAT5 Cable included.

      o ISB PRO800 - Designed specifically for shared Internet access and Internet Security, the ISB Pro800 features simple installation and configuration and connects to a cable or digital subscriber line modem through an ethernet connection to accommodate high speed data transmission. The ISB Pro800 has a high speed 8 port 10/100 switch with Duplex, over 8MB of Bi-Directional throughput to MAX out the connection, Multi Session IPsec, Multi Session PPPoE and a CAT5 Cable included. Built for more demanding users.

      o ISB PRO800 TURBO - Designed specifically for shared Internet access and Internet Security the ISB Pro800 Turbo features simple installation and configuration. The ISB Pro800 Turbo connects to a cable or digital subscriber line modem through an ethernet connection to accommodate high speed data transmission and has a high speed 8 port 10/100 switch with Duplex, 2 modem ports, load balance 2 broadband connections, double redundant connection backup, over 8MB of Bi-Directional throughput to MAX out the connection, Multi Session IPsec, Multi Session PPPoE and a CAT5 Cable included.

      o ISB WAVE BASE - Designed specifically for shared Internet access and Internet Security the ISB Wave Base features simple installation and configuration and is an 802.11B (11MB) wireless Access Point. The ISB Wave Base has a high speed 4 port 10/100 switch with Duplex, over 8MB of Bi-Directional throughput to MAX out the connection, Multi Session IPsec, Multi Session PPPoE and a CAT5 Cable included. Designed for office laptop users.

      BUSINESS STRATEGY. Our mission is to become a recognized provider of Internet sharing and firewall security devices. We believe that in order to accomplish our mission we need to be successful in completing the following tasks:

      o SATISFY CUSTOMERS. We believe that the Internet access solutions currently offered by most personal computing and networking vendors continue to be technically complex and generally unable to satisfy the unique requirements of the work-at-home employee, telecommuter, or home office user. Therefore, we believe the opportunity in these markets is significant and we intend to continue to focus our product development efforts, distribution strategies and support services to satisfy the specific requirements of these market segments.

      o CONTINUING TO INTEGRATE EMERGING ACCESS TECHNOLOGIES INTO OUR PRODUCTS. Our products are designed to support most major Internet access technologies used by consumers. We believe our strategy of developing products that are capable of being expanded will enable our current and future customers to benefit from the deployment of emerging, high-speed transmission technologies. Further, we believe emerging, high-speed transmission technologies will increase the demand in offices for shared Internet access solutions. Therefore, we intend to support the commercialization of new high-speed transmission technologies by pursuing partnering relationships with high-speed transmission technology providers while continuing to pursue the existing market for our traditional telephone and data connection products.

      o DEVELOP STRATEGIC ALLIANCES. In order to be apprised of industry trends, to be compatible with emerging technologies and to be recognized as a technologically savvy company, we have developed relationships with various industry leaders, including Bell Canada, Alaska Phone Company and Motorola.

      SALES AND MARKETING OVERVIEW. Because of our limited financial resources we have not had the resources to fully implement a marketing and sales force. In order to increase our revenues, we will have to develop a marketing and sales force with technical expertise and marketing capability. We anticipate that our future sales staff will be employed both on an independent contractor basis and as in-house employees.

      We believe that the principal competitive factors for companies seeking to use our type of products are product reliability and customer service.

      We are developing our customer base through an active sales and marketing campaign, primarily centered on building relationships with Internet service providers and telephone companies. At present, we are concentrating our efforts in North America. Unlike many of our competitors who target distributors and retailers, our strategy is to target Internet service providers and telephone companies. We believe these entities can target our ultimate consumer, the small business office and home user. We believe that this approach will be more efficient and less expensive than if we only use direct marketing or market our products through value-added resellers and distributors.

      o SALES STRATEGY. Currently, we primarily rely on direct sales to generate new customers and to maintain relationships with existing customers. We have six sales representatives. As our capacity and operations grow we anticipate hiring regional sales engineers and a Vice-President of Marketing and Sales to build an in-house direct sales force.


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


      o MARKETING STRATEGY. We plan to utilize a variety of marketing techniques to generate awareness and inquiries.

      o MAGAZINE/PROFESSIONAL JOURNAL/NEWSPAPER ADVERTISEMENT. We plan to advertise in major telecommunications and Internet magazines throughout the country using postcard inserts and other mail-in techniques to foster inquiries and to solicit sales.

      o WEBSITE. We have a website (www.Nexland.com) where information about our Company and our services can be obtained. Users can also e-mail a request for contact by one of our sales representatives at Sales@Nexland.com. Interested parties can also call a toll-free number (888-NEX-5264) and request informational literature.

      o WEBSITE BANNER ADVERTISING. We currently utilize banner advertising on selected websites, such as Microsoft LinkExchange, Practically Networked and Carrick Solutions.

      o     EXPANSION  STRATEGY:   INTRODUCE  NEW  PRODUCTS  AND  SERVICES.  Our
            objective is to become a recognized provider of secured, shared Internet access. We realize that in order to achieve this, we must be innovative in our product design and functionality. In addition, we must continue to establish strategic relationships.

      COMPETITION. We compete in several different markets, each having its own growth potential, expectations, customer base, and competitors. Some of our competitors are affiliated with major international companies and, as a result, are well financed and present a formidable challenge. We cannot be certain that we will be able to compete with significant pricing pressure by our competitors.

      Our current and potential competitors offer a variety of competitive products, including shared Internet access products offered by Linksys, Netopia and SMC and networking equipment products offered by Cisco, 3Com, Nortel and Intel.

      Many of our competitors are substantially larger than we are and have significantly greater financial, sales and marketing, technical, and manufacturing resources, as well as more established distribution channels. These competitors may be able to respond more rapidly to emerging technologies and changes in customer requirements, as well as devote greater resources to the development, promotion and sale of their products. Furthermore, some of our competitors may make strategic acquisitions or establish cooperative relationships among themselves or with third parties to increase their ability to gain market share. Our competitors may enter our existing or future markets with solutions that may be less expensive, provide higher performance and additional features or be introduced earlier than our solutions. Given the market opportunity in the shared Internet access market, we also expect that new competitors may enter our market with better products and technologies. If any technology is more reliable, faster, less expensive or has other advantages over our technology, then the demand for our products could decrease, which could seriously harm our business.

      We expect our competitors to continue to improve the performance of their current products and to introduce new products and technologies as industry standards and customer requirements evolve. These new products and technologies may supplant or provide lower cost alternatives to our products. Successful new product introductions or enhancements by our competitors could reduce the sales or market acceptance of our products and services, perpetuate intense price competition or make our products obsolete. To be competitive, we must invest in research and development, sales and marketing, and customer support. We cannot be sure that we will have sufficient resources to make such investments or that we will be able to make the technological advances necessary to be competitive. As a result, we may not be able to compete effectively against our competitors. Our failure to maintain and enhance our competitive position within the market may seriously harm our business. Increased competition is likely to result in price reductions, reduced gross margins, and longer sales cycles, any of which would seriously harm our business. We cannot be certain that we will be able to compete successfully against current or future competitors or that competitive pressures will not seriously harm our business.

      On November 17, 1999, we entered into a Mutual Non-Competition Agreement with Nexland, S.A. a French corporation, owned by several principal stockholders of our Company. The agreement provides for the following:

      o     a five year non-competition period;

      o     Nexland France shall have exclusive sales rights to Europe;

      o we shall have exclusive sales and marketing rights to North America, South America, Central America and the Caribbean;

      o if either party sells into the other's territory, the sales contracts shall be assigned to the other party, and the assignee shall pay the assignor 20% of the gross value of the contract.

      INTELLECTUAL PROPERTY. We rely and intend to rely on a combination of patent, copyright, trademark and trade secret laws and restrictions on disclosure to protect our intellectual property rights. We have one U.S. patent pending relating to technology incorporated in our Internet Sharing Box product line, consisting of an algorithm that allows the virtual private network encrypted protocol to pass through our network address translation routers, thus securing the communication from unintended third parties. In addition, we design and implement proprietary coded "firmware" which is designed to make the Internet Sharing Box products function.

      We also intend to enter into confidentiality agreements with our employees and consultants, and control access to and distribution of our documentation and other proprietary information. We cannot assure you that others will not independently develop similar or competing technology. Despite our efforts to protect our proprietary rights, unauthorized parties may attempt to copy or otherwise obtain and use our products or technology. We cannot assure you that these precautions will prevent misappropriation or infringement of our intellectual property. Monitoring unauthorized use of our products is difficult, and we cannot assure you that the steps we have taken will prevent misappropriation of our technology, particularly in foreign countries where the laws may not protect our proprietary rights as fully as in the United States.

      Our industry is characterized by the existence of a large number of patents and frequent claims and litigation regarding such patents and other intellectual property rights. In particular, leading companies in the data communication and networking markets have extensive patent portfolios with respect to modem and networking technology. From time to time, these companies, as well as others, have asserted and may assert exclusive patent, copyright, trademark and other intellectual property rights to technologies and related standards that are important to us. We expect that we may increasingly be subject to infringement claims as the number of products and competitors in the small business office market for shared Internet access solutions increase and the functionality of products overlaps. In addition, we cannot assure you that third parties will not assert additional claims or initiate litigation against us or our manufacturers, suppliers or customers alleging infringement of their proprietary rights with respect to our existing or future products. We may in the future initiate claims or litigation against third parties for infringement of our proprietary rights to determine the scope and validity of our proprietary rights. Any such claims, with or without merit, could be time-consuming, result in costly litigation and divert the attention of technical and management personnel, or require us to develop non-infringing technology or enter into royalty or licensing agreements. Such royalty or licensing agreements, if required, may not be available on acceptable terms, if at all. In the event of a successful claim of infringement and our failure or inability to develop non-infringing technology or license the proprietary rights on a timely basis, our business, operating results and financial condition could be materially adversely affected.

      EMPLOYEES. As of July 2, 2001, we employed thirteen persons in Miami and nine in Canada, including nine in operations and administration, one in marketing, and five in customer support. We also employ seven commissioned and salaried sales representatives. None of our employees is represented by a labor union and we have experienced no work stoppages to date. We believe our employee relations are good.

DESCRIPTION OF PROPERTY

      In June 2000, we entered into a three-year lease for our offices located at 1101 Brickell Avenue, 2nd Floor, North Tower, Miami, Florida 33131, consisting of 7,500 square feet of corporate office space for $7,333 per month plus tax for the first year, $14,808 for the second and $15,452 for the third. For accounting purposes, rent expense is recorded on a straight-line basis.

      In August 2000, Nexland Canada, our Canadian wholly-owned subsidiary, entered into a one-year lease for an office located in Victoria, Canada, consisting of 1,000 square feet of corporate office space for $1,000 per month plus tax.

LEGAL PROCEEDINGS

      The officers and directors of our Company believe that, to the best of their knowledge, neither our Company nor any of its officers and directors are parties to any legal proceeding or litigation. Further, the officers and directors know of no threatened or contemplated legal proceedings or litigation.

                                   MANAGEMENT

      Our Company's present directors and executive officers are as follows:

NAME                              AGE      POSITION
-----------------------------  --------    -------------------------------------

Gregory S.  Levine                33       President, Chairman of the Board of
                                           Directors

Martin E.  Dell'Oca               38       Chief Financial Officer, Secretary
                                           and Director

I. Daniel Sultan                  50       Chief Technology Officer and Director

TERM OF OFFICE

      The terms of office of the current directors continue until the annual meeting of shareholders, which the bylaws of our Company provide shall be held on the third Friday of November of each year; officers are elected at the annual meeting of the Board of Directors, which immediately follows the annual meeting of shareholders. In August 2000 the Company had its annual meeting of shareholders at which time the current directors were elected for an additional term.

      The following is a brief description of the background of the directors and executive officers of our Company.

      GREGORY  SCOTT  LEVINE,  33,  President  and  Chairman  of  our  Board  of
Directors, received his Bachelor of Arts Degree in Speech, Communication and English Writing from the University of Florida in 1989. In 1991, Mr. Levine entered the computer industry as Purchasing Manager with All Exim, located in Miami, Florida, where he was employed until 1995. From 1995 to 1997, Mr. Levine worked as a self-employed consultant. In 1997, Mr. Levine was hired as the Business Unit Manager for Mass Storage and Components for Computer 2000/AmeriQuest Technologies where he supervised the business unit and was associated with the development of the OEM Memory Broker Desk. In 1998, when C2000 sold AmeriQuest, Mr. Levine opened his own consulting firm, the HG America Group, Inc., which served major industry telephone companies (AT&T, GTE, Bell Atlantic) with Internet sharing and firewall products. Mr. Levine operated HG America Group, Inc. until he joined our Company in December, 1998. None of Mr. Levine's prior employers are affiliated with our Company.

      MARTIN E. DELL'OCA, 38, became Chief Financial Officer and a member of the Board of Directors of our Company in May 2000. During March and April 2000, Mr. Dell'Oca was a self-employed consultant to our Company. From May 1998 to December 1999, Mr. Dell'Oca served as Chief Financial Officer of CHS Dinexim after Dinexim was sold to CHS. From 1995 to May 1998, Mr. Dell'Oca was the Chief Financial Officer of Dinexim. Mr. Dell'Oca received his undergraduate degree in Marine Science and Economics from the University of Miami in 1985 and a Masters Degree in International Business from Florida International University in 1989.

      ISRAEL DANIEL SULTAN, 50, is the founder of Nexland, Inc. and Chief Technology Officer and a Director. Mr. Sultan began his career as a Nuclear Physics System Programmer at the College de France Laboratory of Nuclear Physics. In 1973, he started a software training center in France, which is still in business today under the direction of his wife. In 1990, Mr. Sultan ran IPC France, a startup PC manufacturer, which grew to obtain 5% of the French market in three years, prior to being sold in 1993. In 1994, Mr. Sultan founded Nexland, LP and is currently Technical Director of Nexland France and a principal shareholder of our Company. Mr. Sultan assisted our Company in becoming the first company to offer a digital subscriber line and cable modem sharing device based upon the Internet protocol of pppoe (point-to-point over ethernet). Mr. Sultan earned his Ph.D. in computing from the University of Paris, Jussieu, in 1986.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

      The following persons failed to make the filings specified below:

EXECUTIVE COMPENSATION

      The following table shows all the cash compensation paid by our Company, as well as certain other compensation paid or accrued, during the fiscal years ended December 31, 2000, 1999 and 1998 to our Company's three highest paid executive officers. No restricted stock awards, long-term incentive plan payouts or other types of compensation, other than the compensation identified in the chart below, were paid to these executive officers during these fiscal years. No other executive officer earned a total annual salary and bonus for any of these years in excess of $100,000.

                                                     SUMMARY COMPENSATION TABLE

                                   ANNUAL COMPENSATION                                  LONG-TERM COMPENSATION
                      ----------------------------------------------  -------------------------------------------------------
                                                                        AWARDS                      PAYOUTS
                                                                      ----------   ------------------------------------------
(A)                   (B)     (C)        (D)            (E)              (F)          (G)             (H)              (I)
                                                                      RESTRICTED   SECURITIES
NAME & PRINCIPAL                                    OTHER ANNUAL        STOCK      UNDERLYING         LTIP        ALL OTHER
COMPENSATION          YEAR   SALARY ($)  BONUS ($)  COMPENSATION ($)    AWARDS       OPTIONS        PAYOUTS      COMPENSATION
----------------      ----   ----------  ---------  ----------------  ----------   -----------      -------    --------------
Greg Levine           2000   $100,000       -0-        $10,000              -0-     700,000(1)        -0-            -0-
   President and      1999   $100,000       -0-            -0-              -0-            -0-        -0-            -0-
   Chairman of        1998        --         --             --               --             --         --             --
   the Board

Martin Dell'Oca       2000  $92,667(2)      -0-            -0-       $500,000(3)    400,000(4)        -0-            -0-
   Chief              1999         -0-      -0-            -0-              -0-            -0-        -0-            -0-
   Financial          1998          --       --             --               --             --         --             --
   Officer and
   Secretary



(1) Mr. Levine received 700,000 options, of which 550,000 are currently vested and, commencing September 6, 2001, 37,500 options vest each year for a 4-year period.

(2) Mr. Dell'Oca received $76,000 as salary and $16,667 for consulting services rendered to our Company from March 1 to April 30, 2000, prior to his position as Chief Financial Officer.

(3) Mr. Dell'Oca received 200,000 shares of common stock of our Company on May 1, 2000. Such common stock is forfeitable by Mr. Dell'Oca if he resigns from our Company prior to the expiration of his two year employment term or if he is terminated for "cause." Our Company recorded the transaction at a market value of $2.50 per share and is amortizing it over 24 months.

(4) Mr. Dell'Oca received 400,000 options, of which 250,000 are currently vested and, commencing September 6, 2001, 37,500 options vest each year for a 4-year period.


EMPLOYMENT AGREEMENTS

      On May 1, 2000, our Company entered into a five-year employment agreement with Mr. Levine. Pursuant to this agreement, Mr. Levine is employed as the President of our Company. Mr. Levine has an annual base salary of $100,000, which will increase to $150,000 upon our Company obtaining equity investments and/or debt financing totalling in the aggregate of at least $1,000,000. In addition, Mr. Levine will be entitled to incentive bonus compensation in an amount to be determined by our Board of Directors. In the event that Mr. Levine's employment is terminated by our Company without "cause," other than in connection with a change of control, he is entitled to receive his salary for a period of 12 months from the date of termination. The agreement provides that Mr. Levine will not compete with our Company during his employment and for one year thereafter.

      On May 1, 2000, our Company entered into a two-year employment agreement with Mr. Dell'Oca. Pursuant to this agreement, Mr. Dell'Oca is employed as the Chief Financial Officer of our Company. Mr. Dell'Oca has an annual base salary of $100,000, which will increase to $120,000 upon our Company obtaining equity
investments  and/or debt  financing    totalling in the aggregate of at least
$1,000,000. In addition, Mr. Dell'Oca received 200,000 shares of common stock of our Company, which will be forfeited by Mr. Dell'Oca if he resigns from his employment prior to the expiration of the employment term or if he is terminated for "cause." Mr. Dell'Oca has piggy-back registration rights with respect to his stock in our Company. In the event that Mr. Dell'Oca's employment is terminated by our Company on or after May 1, 2001 without "cause," other than in connection with a change of control, he is entitled to receive his salary for a period of 12 months from the date of termination. The agreement provides that Mr. Dell'Oca will not compete with our Company during his employment and for one year thereafter.

      The following table contains information regarding options exercised in the year ended December 31, 2000 and the number of shares of common stock underlying options held as of December 31, 2000 by our Company's executive officers.


                        AGGREGATED OPTIONS/SAR EXERCISES

                             IN LAST FISCAL YEAR AND
                      FISCAL YEAR END OPTIONS/SAR VALUES(1)

                                                  NUMBER OF
                                                  SECURITIES         VALUE OF
                                                  UNDERLYING        UNEXERCISED
                                                 UNEXERCISED       IN-THE-MONEY
                       SHARES                   OPTIONS/SAR'S      OPTIONS/SAR'S
                    ACQUIRED ON      VALUE      AT FISCAL YEAR    AT FISCAL YEAR
        NAME          EXERCISE    REALIZED ($)      END(1)             END(2)
------------------  -----------   ------------  ---------------   --------------

Gregory S. Levine       -0-         -0-      Exercisable   550,000    $41,000
                        -0-         -0-      Unexercisable 150,000         --

Martin Dell'Oca         -0-         -0-      Exercisable   250,000    $21,500
                        -0-         -0-      Unexercisable 150,000         --


-------------------
(1) These grants represent options to purchase common stock. No SAR's have been granted.
(2) The value of the unexercised in-the-money options were calculated by determining the difference between the fair market value of the common stock underlying the options and the exercise price of the options as of December 29, 2000.

      The following table contains information regarding grants of stock options made during the year ended December 31, 2000 to our Company's executive officers.

OPTION/SAR GRANTS TABLE

                                         % TOTAL
                          NO. OF       OPTIONS/SARS
                        SECURITIES      GRANTED TO
                        UNDERLYING       EMPLOYEES      EXERCISE OR
                       OPTIONS/SARS      IN FISCAL      BASE PRICE
        NAME            GRANTED (#)       YEAR (%)     ($ PER SHARE)     EXPIRATION DATE
------------------     ------------   -------------   ---------------   ------------------

Gregory S. Levine        300,000          27.8%           $0.120         November 27, 2010
                         100,000           9.1%           $0.230         December 20, 2010
                         300,000          27.8%           $0.843         September 6, 2010

Martin Dell'Oca          150,000          13.6%           $0.120         November 27, 2010
                         100,000           9.1%           $0.230         December 20, 2010
                         150,000          13.6%           $0.843         September 6, 2010

COMPENSATION OF DIRECTORS

      The shareholders elect all directors for a two-year term. No directors are paid for their services on the Board, except that non-employee directors will be granted options to purchase shares of our Company's common stock on an annual basis. These options have an exercise price equal to the fair market value of such stock on the date of grant, are immediately exercisable and have up to a ten-year term.

STOCK INCENTIVE PLAN

      On September 6, 2000, our Company adopted a Stock Incentive Plan, which provides for the granting of 6,000,000 stock options and stock appreciation rights to key employees. Options granted may be either "incentive stock options," within the meaning of Section 422A of the Internal Revenue Code, or non-qualified options.

                             PRINCIPAL SHAREHOLDERS

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

      The following table sets forth certain information with respect to beneficial ownership of our common stock as of July 2, 2001, as to (i) each person (or group of affiliated persons) known by us to own beneficially more than 5% of our outstanding common stock, (ii) each of our directors, (iii) each of our executive officers, and (iv) all directors and executive officers of our Company as a group.

      For the purpose of this table, beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. The number of shares beneficially owned by a person includes shares of common stock subject to options held by that person that are currently exercisable or exercisable within 60 days of July 2, 2001. Shares issuable pursuant to such options are deemed outstanding for computing the percentage ownership of the person holding such options, but are not deemed outstanding for the purposes of computing the percentage ownership of each other person.

                                            COMMON STOCK
                                         BENEFICIALLY OWNED
                                     ---------------------------
       NAME AND ADDRESS
       OF BENEFICIAL OWNER                NUMBER          PERCENTAGE(1)
       -----------------------------  ---------------    --------------

       I.  Daniel Sultan               13,161,250(2)(3)        35.86%
       P.O.  Box 3783
       Hallandale, Florida 33008

       Andre Chouraqui                     5,544,500           15.34%
       Barker Road #2, House #9
       The Peak, Hong Kong

       Laurent Solomon(4)                  5,044,500           13.95%
       P.O.  Box 9096
       Daytona Beach, Florida
       32120

       Greg Levine                   3,302,500(5)(6)            8.96%
       P.O.  Box 693267
       Miami, Florida 33169

       Yves Many(7)                        2,522,250            6.98%
       P.O.  Box 693267
       Miami, Florida 33169

       Enrique Dillon                        500,000            1.38%
       c/o Nexland, Inc.
       1101 Brickell Avenue
       Suite 200, North Tower
       Miami, Florida 33131

       Martin Dell'Oca                    600,000(8)            1.64%
       385 Hampton Lane
       Key Biscayne, FL 33149

       All directors and                  17,063,750           45.14%
       executive officers
       as a group (3 persons)


(1) Applicable percentage of ownership is based on 36,153,385 shares of common stock outstanding as of July 2, 2001, together with applicable options for each shareholder. Beneficial ownership is determined in accordance with the rules of the Commission and generally includes voting an investment power with respect to securities. Shares of common stock subject to options that are currently exercisable or exercisable within 60 days of July 2, 2001 are deemed to be beneficially owned by the person holding such options for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. The common stock is the only outstanding class of equity securities of our Company.

(2) Includes 12,414,884 shares that are held of record by BH Investor Group, LLC. This entity is controlled by Israel Daniel Sultan.

(3) Includes options owned by Mr. Sultan to acquire 550,000 shares of our Company's common stock within 60 days of July 2, 2001.

(4) These shares are held of record by Fast-Access Group, LLC. This entity is controlled by Laurent Solomon.

(5) Includes 2,522,250 shares that are held of record by Broadband Investor Group, LLC. This entity is controlled by Greg Levine, our President.

(6) Includes options owned by Mr. Levine to acquire 700,000 shares of our Company's common stock within 60 days of July 2, 2001.

(7) These shares are held of record by High-Speed Venture, LLC. This entity is controlled by Yves Many.

(8) Includes 200,000 shares of our Company's common stock that were granted to Mr. Dell'Oca pursuant to his employment agreement. These shares are subject to forfeiture under certain conditions and are held in escrow during the forfeiture period. Also includes options to acquire 400,000 share of our Company's common stock within 60 days of July 2, 2001.


      To the knowledge of our management, there are no present arrangements or pledges of securities of our Company, which may result in a change in control of our Company.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      Our Company has not engaged in any transactions with management or others in which the amount involved exceeds $60,000 other than the following:

      On March 14, 2000, we entered into a five-year Consulting Agreement with Nexland France, which provides for the following:

      o $175,000 per annum to commence January 1, 2001 for consulting services if we obtain at least $1,000,000 in financing;

      o the consulting services will be performed by Israel Daniel Sultan, Nexland LP's founder, and one of our principal shareholders and a director of our Company;

      o we may terminate the agreement without cause after December 31, 2001, other than in connection with a change of control, in which case the consultant shall receive one year severance pay; and

      o should the consultant be terminated, without cause, 90 days prior, or one year subsequent, to a change of control, the consultant shall be entitled to twice its annual fee. "Change of control" is defined as any person or group (as defined by the Securities Exchange Act of 1934) obtaining 50% or more of our voting securities, or a restructuring of our Company.

      During 2000, our Company issued 30,000 shares of common stock to Mr. Fred Schmid, former CEO and President of WindStar Resources, Inc., for management and financial consulting services (consulting shares), which was recorded by a charge to operations and credit to paid-in capital for $134,375. In addition, our Company issued 39,213 shares of common stock to Mr. Schmid and Mr. Erik Nelson, both of whom were former shareholders of WindStar Resources, Inc. as a result of a late filing of our Company's Form S-1 (penalty shares), which resulted in a charge to operations and a credit to paid-in capital for $247,532.

      On September 20, 2000, we entered into a licensing agreement with Nexland, S.A. Pursuant to the agreement we licensed to Nexland, S.A. the rights to utilize the technology in Europe, Africa and the Middle East for 10 years.

      On November 22, 2000 our Company entered into a settlement agreement in which it agreed to dismiss a threatened lawsuit against Mr. Fred Schmid, Fred Schmid Inc., Mr. Dale Runyon, a former principal shareholder of WindStar Resources, Inc. and Mr. Erik Nelson (WindStar parties), and to terminate Mr. Schmid's consulting agreement. In this connection, Messrs. Schmid and Nelson agreed to escrow the consulting shares and the penalty shares with an escrow agent and Mr. Dale Runyon agreed to return 800,000 shares of common stock that were issued to him in a prior year. The settlement agreement provides that the escrow agent holds the above-mentioned shares until such time as a Form S-1 is declared effective by the Securities and Exchange Commission. After a Form S-1 is declared effective, the shares will be given to our Company. Upon completion of the stock transfer and a Form S-1 being declared effective, the agreement will be deemed to be fully performed and our Company will record the return of these shares.

      Our Company purchases all its Internet sharing devices from one supplier, Smerwick, Ltd. The supplier is located in Taiwan, and its principal shareholders, Laurent Solomon and Andre Chouraqui are also principal shareholders of our Company. Purchases from this supplier aggregated $621,000 for 2000. Although there are a limited number of manufacturers of the particular Internet sharing devices, management believes that other suppliers could provide similar Internet sharing devices on comparable terms. A change in this supplier, however, could cause a delay in manufacturing and affect results adversely.

      On October 18, 2000, our Company entered into an agreement with Smerwick Ltd., to issue 500,000 shares of our common stock to satisfy supplier debt of $486,441. According to the agreement, our Company has the option (as defined) to repurchase the 500,000 shares. In the event, Smerwick sells the shares for an amount less than the supplier debt of $486,441, our Company will be indebted to Smerwick for the shortfall. Since our Company is ultimately liable for repayment of this obligation, our Company has not recorded the satisfaction of this obligation for the 500,000 shares of issued stock. In this connection, our Company has recorded the issuance of the 500,000 shares at par value, by debiting paid in capital and crediting common stock.

      As of December 31, 1999 our Company had a unsecured demand loan of $174,317 from a principal shareholder, Israel D. Sultan. During 2000, our Company and Mr. Sultan agreed to convert the then balance of the unsecured demand loan plus interest of $196,367 into 196,367 shares of our common stock. At the date of this transaction, our Company's common stock had a fair value of $0.45 per share. Accordingly, our Company recorded the excess of the existing obligation over the fair value of the common stock as a capital contribution.

      A company controlled by one principal shareholder incurred research and development costs on our Company's behalf for the further development of the Internet access hardware routers. In this connection, our Company recorded as a capital contribution $318,850, which represents the actual costs, incurred by this company on our Company's behalf, substantially consisting of technician salaries for subcontractors located in Taiwan. Our Company has no formal agreement with this company.

                          COMPARATIVE STOCK PERFORMANCE

      The following graph compares the performance of our Company's common stock against the Russell 2000 and JP Morgan H & Q Computer Hardware Index for the period commencing with the consummation on December 23, 1999 and ending on December 31, 2000.

      The graph assumes that $100 was invested on December 23, 2000 and that dividends were reinvested.

================================================================================
                         COMPARISON OF CUMULATIVE TOTAL RETURN
                                  AMONG NEXLAND, INC.,
           THE RUSSELL 2000 AND THE JP MORGAN H & Q COMPUTER HARDWARE INDEX
================================================================================
                                               DECEMBER 23,      DECEMBER 31,
                                             ---------------- ------------------
                                                   1999        1999       2000
                                                 --------    --------   --------
       Nexland, Inc.                                100        94.12     3.76
       Russell 2000                                 100       104.69    101.53
       JP Morgan H & Q Computer                     100       102.08     77.72
          Hardware Index


                                     [GRAPH]

                MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S
                   COMMON EQUITY AND OTHER SHAREHOLDER MATTERS

      Our common stock is traded on the Over-the-Counter Bulletin Board market under the symbol "XLND." There has been trading in our common stock since December 23, 1999.

      The following table sets forth, for each of the fiscal periods indicated, the high and low bid prices for our common stock, as reported on the Over-the-Counter Bulletin Board. These per share quotations reflect inter-dealer prices in the over-the-counter market without real mark-up, markdown, or commissions and may not necessarily represent actual transactions.

                                       Calendar Year 2001
                                   --------------------------------
                                        High Bid     Low Bid
                                   ---------------  ---------------
             First Quarter               $1.8438     $0.1900
             Second Quarter              $0.9000     $0.2700

                                       Calendar Year 2000
                                   --------------------------------
                                        High Bid     Low Bid
                                   ---------------  ---------------

             First Quarter               $7.8750      $3.750
             Second Quarter              $6.2500      $1.250
             Third Quarter               $2.3125      $0.625
             Fourth Quarter              $0.7500      $0.100


                                       Calendar Year 1999
                                   --------------------------------
                                        High Bid     Low Bid
                                   ---------------  ---------------

             Fourth Quarter              $7.8125      $5.125




      On July 2, 2001, the closing trade price of the common stock as reported on the Over-the-Counter Bulletin Board was $0.50. As of such date, there were approximately 400 holders of record of our common stock.

      We have not paid dividends in the past on any class of stock and we do not anticipate paying dividends in the foreseeable future.

                           DESCRIPTION OF SECURITIES

CAPITAL STOCK

      The authorized capital stock of our Company consists of 50,000,000 common shares, par value $0.0001 per share and 10,000,000 preferred shares, par value $0.0001. As of July 2, 2001, we have 36,153,385 shares of our common stock outstanding and no preferred shares have been issued. In addition, there are 4,399,179 options to purchase common stock outstanding. Immediately after this offering, there will be an additional 13,673,814 shares of common stock outstanding, all to be issued under the Equity Line of Credit. Our Company's indebtedness consists of promissory notes in the amounts of Cdn. $171,796 and Cdn $100,000. The following description is a summary of the capital stock of our Company and contains the material terms of the capital stock. Additional information can be found in the Articles of Incorporation and Bylaws filed with this registration statement.

      COMMON STOCK. Each share of common stock entitles the holder to one vote on each matter submitted to a vote of our stockholders, including the election of directors. There is no cumulative voting. Subject to preferences that may be applicable to any outstanding preferred stock, stockholders are entitled to receive ratably such dividends, if any, as may be declared from time to time by the Board of Directors. Stockholders have no preemptive, conversion or other subscription rights. There are no redemption or sinking fund provisions related to the common stock. In the event of liquidation, dissolution or winding up of our Company, stockholders are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of preferred stock, if any, then outstanding.

      PREFERRED STOCK. The Board of Directors is authorized, subject to any limitations prescribed by Delaware law, or the rules of any quotation system or national securities exchange on which stock of our Company may be quoted or listed, to provide for the issuance of shares of preferred stock in one or more series; to establish from time to time the number of shares to be included in each such series; to fix the rights, powers, preferences, and privileges of the shares of such series, without any further vote or action by the shareholders. Depending upon the terms of the preferred stock established by the Board of Directors, any or all series of preferred stock could have preference over the common stock with respect to dividends and other distributions and upon liquidation of our Company or could have voting or conversion rights that could adversely affect the holders of the outstanding common stock. Our Company has no present plans to issue any shares of preferred stock.

      OPTIONS. As of July 2, 2001, we have outstanding options to purchase 4,399,179 shares of our common stock consisting of the following:


            NO. OF OPTIONS:                          EXERCISE PRICE:
            ---------------                          ---------------

               450,000                                   $0.120
               300,000                                   $0.132
               285,000                                   $0.230
               338,000                                   $0.250
               566,179                                   $0.300
             1,000,000                                   $0.350
               300,000                                   $0.400
               150,000                                   $0.044
               100,000                                   $0.045
               610,000                                   $0.843
               300,000                                   $0.927

LIMITATION OF LIABILITY:  INDEMNIFICATION

      Our Bylaws include an indemnification provision under which we have agreed to indemnify directors and officers of our Company to fullest extent possible from and against any and all claims of any type arising from or related to future acts or omissions as a director or officer of our Company.

ANTI-TAKEOVER EFFECTS OF PROVISIONS OF THE ARTICLES OF INCORPORATION

      AUTHORIZED AND UNISSUED STOCK. The authorized but unissued shares of our common and preferred stock are available for future issuance without our shareholders' approval. These additional shares may be utilized for a variety of corporate purposes including but not limited to future public or direct offerings to raise additional capital, corporate acquisitions and employee incentive plans.

TRANSFER AGENT

      The transfer agent and register for our Company's common stock is Jersey Transfer & Trust Co. Its address is 201 Bloomfield Avenue, Verona, New Jersey 07044.


                                     EXPERTS

      The financial statements for the year ended December 31, 2000 included in the Prospectus have been audited by BDO Seidman, LLP, independent certified public accountants to the extent and for the period set forth in their report
(which contains an explanatory paragraph regarding the Company's ability to continue as a going concern) appearing elsewhere herein and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

      The financial statements for the year ended December 31, 1999 included in the Prospectus have been audited by Williams & Webster, P.S., independent certified public accountants to the extent and for the periods set forth in their report (which contains an explanatory paragraph regarding the Company's ability to continue as a going concern) appearing elsewhere herein and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.


                                  LEGAL MATTERS

      The validity of the shares of common stock offered hereby will be passed upon for us by Kirkpatrick & Lockhart LLP, Miami, Florida.


                              AVAILABLE INFORMATION

      For further information with respect to us and the securities offered hereby, reference is made to the Registration Statement, including the exhibits thereto. Statements herein concerning the contents of any contract or other document are not necessarily complete, and in each instance reference is made to such contract or other statement filed with the Securities and Exchange Commission or included as an exhibit, or otherwise, each such statement, being qualified by and subject to such reference in all respects.

      Reports, registration statements, proxy and information statements, and other information filed by us with the Securities and Exchange Commission can be inspected and copied at the public reference room maintained by the Securities and Exchange Commission at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at its regional offices located at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and Seven World Trade Center, Suite 1300, New York, New York 10048. Copies of these materials may be obtained at prescribed rates from the Public Reference Section of the Securities and Exchange Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. The Securities and Exchange Commission maintains a site on the World Wide Web (HTTP://WWW.SEC.GOV) that contains reports, registration statements, proxy and information statements and other information. You may obtain information on the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS


                                                                            PAGE
                                                                            ----

Consolidated Balance Sheets as of March 31, 2001 (Unaudited) and
December 31, 2000                                                           F-2

Consolidated Statements of Operations for the Three Months Ended
March 31, 2001 and March 31, 2000 (Unaudited)                               F-3

Consolidated Statement of Cash Flows for the Three Months Ended
March 31, 2001 and March 31, 2000 (Unaudited)                               F-4

Notes to Consolidated Financial Statements (Unaudited)                      F-5

Reports of Independent Certified Public Accountants                      F-6-F7

Consolidated Balance Sheets as of December 31, 2000 and 1999                F-8

Consolidated Statements of Operations for the Years Ended
December 31, 2000, 1999 and 1998                                            F-9

Consolidated Statements of Capital Deficit for the Years Ended
December 31, 2000, 1999 and 1998                                           F-10

Consolidated Statements of Cash Flows for the Years Ended
December 31, 2000, 1999 and 1998                                           F-11

Notes to Consolidated Financial Statements                                 F-12

NEXLAND, INC. AND SUBSIDIARY

CONDENSED CONSOLIDATED BALANCE SHEETS

                                                                              March 31, 2001         December 31, 2000
                                                                               (Unaudited)
                                                                     ------------------------       ------------------
ASSETS

CURRENT
    Cash                                                                    $       31,720             $     59,523
    Accounts receivable                                                            155,527                  119,131
    Inventory                                                                      128,427                   75,949
                                                                     ------------------------       ------------------

TOTAL CURRENT ASSETS                                                               315,674                  254,603

PROPERTY AND EQUIPMENT, less accumulated depreciation                               38,085                   32,072
DEPOSITS AND OTHER ASSETS                                                           33,000                   30,000
                                                                     ------------------------       ------------------

TOTAL ASSETS                                                                       386,759                  316,675
                                                                     ========================       ==================

LIABILITIES AND CAPITAL DEFICIT

CURRENT LIABILITIES
    Accounts payable                                                                89,946                   56,876
    Accrued professional fees                                                      275,714                  219,194
    Accrued expenses                                                               130,153                   73,424
    Due to factor                                                                   43,151                        -
    Due to related party supplier                                                  523,053                  401,819
    Other liabilities                                                               97,356                   97,356
                                                                     ------------------------       ------------------

TOTAL LIABILITIES                                                                1,159,373                  848,669

CAPITAL DEFICIT
    Preferred stock, $0.0001 par value; shares
      authorized 10,000,000; no shares outstanding                                       -                        -
    Common Stock, $0.0001 par value; shares
      authorized 50,000,000; 36,153,385 and 34,094,703 shares
      issued and outstanding, respectively                                           3,616                    3,603

ADDITIONAL PAID-IN CAPITAL                                                       3,204,127                3,001,613

UNEARNED COMPENSATION                                                             (270,837)                (333,336)

DEFICIT                                                                         (3,709,520)              (3,203,874)
                                                                     ------------------------       ------------------

TOTAL CAPITAL DEFICIT                                                             (772,614)                (531,994)
                                                                     ------------------------       ------------------

TOTAL LIABILITIES AND CAPITAL DEFICIT                                       $      386,759             $    316,675
                                                                     ========================       ==================

    SEE ACCOMPANYING NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NEXLAND, INC. AND SUBSIDIARY

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)


                                                                        FOR THE THREE              FOR THE THREE
                                                                        MONTHS ENDED               MONTHS ENDED
                                                                        MARCH 31, 2001             MARCH 31, 2000
                                                                        --------------             --------------
SALES                                                                      $757,698                 $208,607
COST OF SALES                                                               441,633                   85,732

                                                               ------------------------            ------------
GROSS PROFIT                                                                316,065                  122,875
                                                               ------------------------            ------------
OPERATING EXPENSES:
Selling, general and administrative                                         813,540                  539,755
Depreciation                                                                  2,616                      840

                                                               ------------------------            ------------
TOTAL OPERATING EXPENSES                                                    816,156                  540,595
                                                               ------------------------            ------------

INTEREST EXPENSE                                                              5,555                    5,536

                                                               ------------------------            ------------
NET (LOSS)                                                                ($505,646)               ($423,256)
                                                               ------------------------            ------------
PER SHARE AMOUNTS:
Net loss per common share, basic and diluted                                 ($0.01)                  ($0.01)

WEIGHTED AVERAGE NUMBER
OF COMMON SHARES, BASIC AND DILUTED                                      36,045,579               34,128,708


                                                     SEE ACCOMPANYING NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS


NEXLAND, INC. AND SUBSIDIARY

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)


                                                                         FOR THE THREE             FOR THE THREE
                                                                         MONTHS ENDED              MONTHS ENDED
                                                                         MARCH 31, 2001            MARCH 31, 2000
                                                                         --------------            --------------
OPERATING ACTIVITIES

Net loss                                                                 $(505,646)                 $(423,256)

Adjustments to reconcile net loss to net cash
(used in) provided by operating activities:

    Compensation charge in connection with employment agreement              62,499                         -
    Contributed research and development services                           113,919                         -
    Expenses paid by issuance of common stock                                88,591                   332,054
    Provision for bad debts                                                       -                     8,996
    Depreciation                                                              2,616                       840
(Increase) decrease in:
    Accounts receivable                                                     (36,396)                  (34,626)
    Inventory                                                               (52,478)                 (149,012)
    Deposits and other assets                                                (3,000)                        -
(Decrease) increase in:
    Accounts payable                                                         33,070                   269,681
    Accrued professional fees                                                56,520                         -
    Accrued expenses                                                         56,729                         -
    Due to factor                                                            43,151                         -
    Due to related party supplier                                           121,234                         -
    Other liabilities                                                           (35)                        -
                                                               ---------------------               -------------
Total adjustments                                                           486,420                   427,933
                                                               ---------------------               -------------
Net cash (used in) provided by operating activities                         (19,226)                    4,677
                                                               ---------------------               -------------

INVESTING ACTIVITIES
Purchases of property and equipment                                          (8,594)                   (8,380)
                                                               ---------------------               -------------
Net cash (used in) investing activities                                      (8,594)                   (8,380)
                                                               ---------------------               -------------

FINANCING ACTIVITIES
Proceeds from exercise of warrants and options                                   17                   160,000
                                                               ---------------------               -------------
Net cash provided by financing activities                                        17                   160,000
                                                               ---------------------               -------------

Net (decrease) increase in cash                                             (27,803)                  156,297

Cash, beginning of period                                                    59,523                     4,231
                                                               ---------------------               -------------

Cash, end of period                                                         $31,720                  $160,528
                                                               =====================               =============

SUPPLEMENTAL DISCLOSURES:
    Cash paid for interest                                                   $5,555                        $-


                    SEE ACCOMPANYING NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NEXLAND, INC. AND SUBSIDIARY

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)


1.            FINANCIAL STATEMENTS

         In the opinion of the Company, the accompanying unaudited condensed consolidated financial statements as of March 31, 2001 and for the three months ended March 31, 2001 and 2000 have been prepared in accordance with Regulation S-X and include all adjustments (consisting only of normal recurring accruals), which are necessary for a fair presentation for the periods presented. Certain information and footnote disclosures normally included in the consolidated financial statements prepared in accordance with generally accepted accounting principles have been omitted. The condensed consolidated balance sheet information as of December 31, 2000 was derived from the audited consolidated financial statements included elsewhere herein. It is suggested that these condensed consolidated financial statements be read in conjunction with the Company's audited finacial statements included elsewhere herein. The results of operations for the three months ended March 31, 2001 are not necessarily indicative of the results to be expected for the full year.


2.            EARNINGS PER SHARE

         Net loss per share of common stock is based on the weighted average number of common shares outstanding during each period. Diluted loss per share of common stock is computed on the basis of the weighted average number of common shares and dilutive options and warrants outstanding. All outstanding options and warrants have an anti-dilutive effect and are excluded from the calculation.


3.            CAPITAL DEFICIT

         During the three months ended March 31, 2001 the Company issued 126,000 shares of its common stock pursuant to the consulting services agreement relating to capital investment and recorded a charge to consulting fees (based on the then market value of the common stock) with a corresponding credit to equity in the amount of $88,591.

         On February 1, 2001, the Company granted the following options under the 2000 Stock Incentive Plan:

         o To an employee of the Company, options to purchase up to 75,000 shares of common stock at an exercise price of $0.70 per share on February 1, 2001 and 75,000 shares of common stock at an exercise price not less than 100% of the fair market value of a share of common stock on the grant date per share on February 1, 2002. These options vest one-forth on each of the first, second, third and forth anniversaries of the grant date. These options may be exercised within 10 years of the date of grant.

                 REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



To the Board of Directors
of Nexland, Inc. and Subsidiary


We have audited the accompanying consolidated balance sheet of Nexland, Inc. and Subsidiary as of December 31, 2000 and the related consolidated statements of operations, capital deficit and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Nexland, Inc. and Subsidiary as of December 31, 2000, and the results of their operations and their cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 14 to the consolidated financial statements, the Company's dependence on outside financing and losses since inception raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 14. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.


Miami, Florida
January 26, 2001
Except for Note 17, which is as of January 31 and March 19, 2001

/s/ BDO Seidman, LLP
--------------------
BDO Seidman, LLP

Board of Directors
Nexland, Inc.
Miami, Florida

                          Independent Auditor's Report
                          ----------------------------

We have audited the accompanying balance sheet of Nexland, Inc. as of December 31, 1999 and the related statements of operations and stockholders' equity, and cash flows, for the years ended December 31, 1999 and 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Nexland, Inc. as of December 31, 1999, and the results of its operations and its cash flows for the years ended December 31, 1999 and 1998 in comformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 17 to the financial statements, the Company's significant losses raise substantial doubt about its ability to continue as a going concern. Management's plans regarding the resolution of this issue are also discussed in Note 17. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

As described in Note 18 to the financial statements, the Company's earlier method of accounting for certain business combinations have been deemed inappropriate. The Company has elected to correct these financial statements for the effects of these combinations. Accordingly, 1999 and 1998 financial statements have been restated.


William & Webster, P.S.
Spokane, Washington
March 13, 2000 (except for Note 18, as to which the date is May 12, 2000 and Notes 2 and 10, as to which the date is March 3, 2001 - all note references are to the originally filed financial statements.)


                                      NEXLAND, INC. AND SUBSIDIARY
                                       CONSOLIDATED BALANCE SHEETS


DECEMBER 31,                                                                   2000               1999
                                                                     ---------------    ---------------
ASSETS
CURRENT
   Cash                                                                 $   59,523       $      4,231
   Accounts receivable (Note 17)                                           119,131             78,597
   Inventory (Note 3)                                                       75,949             56,467
                                                                     ---------------    ---------------

TOTAL CURRENT ASSETS                                                       254,603            139,295

PROPERTY AND EQUIPMENT, less accumulated depreciation
   (Note 4)                                                                 32,072              4,775
DEPOSITS AND OTHER ASSETS                                                   30,000              3,180
                                                                     ---------------    ---------------

TOTAL ASSETS                                                            $  316,675       $    147,250
                                                                     ===============    ===============

LIABILITIES AND CAPITAL DEFICIT
CURRENT LIABILITIES
   Accounts payable                                                     $   56,876       $          -
   Accrued professional fees                                               219,194                  -
   Accrued expenses                                                         73,424             16,683
    Due to related party supplier (Note 7(c))                              401,819            180,113
   Other liabilities (Note 7(b))                                            97,356            100,357
                                                                     ---------------    ---------------

TOTAL CURRENT LIABILITIES                                                  848,669            297,153

NOTES PAYABLE - RELATED PARTY (Note 7(d))                                        -            174,317
                                                                     ---------------    ---------------

TOTAL LIABILITIES                                                          848,669            471,470
                                                                     ---------------    ---------------

COMMITMENTS AND CONTINGENCIES (Notes 7, 12, 14 and 17)

CAPITAL DEFICIT (Notes 7, 9, and 10)
   Preferred stock, $0.0001 par value; shares
     authorized 10,000,000; no shares outstanding                                -                  -
   Common Stock, $0.0001 par value ; shares
     authorized 50,000,000, 36,027,378 and 34,094,703
     issued and outstanding, respectively                                    3,603              3,410
ADDITIONAL PAID-IN CAPITAL                                               3,001,613                  -
UNEARNED COMPENSATION                                                     (333,336)                 -
DEFICIT                                                                 (3,203,874)          (327,630)
                                                                     ---------------    ---------------

TOTAL CAPITAL DEFICIT                                                     (531,994)          (324,220)
                                                                     ---------------    ---------------

TOTAL LIABILITIES AND CAPITAL DEFICIT                                   $  316,675       $    147,250
                                                                     ===============    ===============



                     See accompanying notes to the consolidated financial statements


                                                                            NEXLAND, INC. AND SUBSIDIARY
                                                                       CONSOLIDATED STATEMENTS OF OPERATIONS


YEARS ENDED DECEMBER 31,                                                       2000              1999             1998
                                                                       ------------  ----------------      -----------
SALES (Notes 5 and 13)                                                  $ 1,472,950         $ 263,338          $     -
COST OF SALES (Note 7(c))                                                   734,364           129,311                -
                                                                       ------------  ----------------      -----------

GROSS PROFIT                                                                738,586           134,027                -
                                                                       ------------  ----------------      -----------
OPERATING EXPENSES:
   Selling, general and administrative (Notes 7, 9 and 10)                3,585,957           263,664           99,902
   Depreciation                                                               5,914                 -                -
                                                                       ------------  ----------------      -----------

TOTAL OPERATING EXPENSES                                                  3,591,871           263,664           99,902
                                                                       ------------  ----------------      -----------

INTEREST EXPENSE                                                             21,872             1,706                -

OTHER EXPENSE                                                                 1,087                 -                -
                                                                       ------------  ----------------      -----------
NET (LOSS)                                                            $ (2,876,244)       $ (131,343)        $(99,902)
                                                                      =============  ================      ===========
PER SHARE AMOUNTS (Note 9)
   Net loss per common share, basic and diluted                          $    (.08)            $    -           $    -
                                                                      =============  ================      ===========
WEIGHTED AVERAGE NUMBER OF COMMON SHARES                                 34,833,231        30,053,926       29,500,000
                                                                      =============  ================      ===========



                            See accompanying notes to the consolidated financial statements.


                                                                            NEXLAND, INC. AND SUBSIDIARY
                                                                     CONSOLIDATED STATEMENTS OF CAPITAL DEFICIT
                                                                          (NOTES 7, 9, 10, 11, 12 AND 17)


                                                            Additional
                                              Common           Paid-in           Unearned
                                               Stock           Capital         Compensation        (Deficit)             Total
                                    ----------------   ---------------     ----------------   --------------     -------------
Balance, December 31, 1997                      2950       $    64,950      $                  $    (53,324)       $    14,576

Net loss for the year                              -                 -                    -         (99,902)          (99,902)
                                    ----------------   ---------------     ----------------   --------------     -------------
Balance, December 31, 1998                      2950            64,950                    -        (153,226)          (85,326)

Stock exchanged in reverse
   acquisition recapitalization
   of WindStar Resources, Inc. by
   Nexland, Inc.                                 460          (64,950)                    -        (43,061)          (107,551)
Net loss for the year                              -                 -                    -       (131,343)          (131,343)
                                    ----------------   ---------------     ----------------   --------------     -------------

Balance, December 31, 1999                      3410                 -                    -       (327,630)          (324,220)


Issuance of Common Stock for cash                 25           115,302                    -               -            115,327
Issuance of equity instruments for
   services                                        7           533,900                    -               -            533,907
Issuance of Common Stock in
   connection with employment
   agreement                                      20           499,980            (333,336)               -            166,664
Issuance of Common Stock in
   connection with severance
   agreement                                      50         1,124,950                    -               -          1,125,000
Issuance of Common Stock in
   connection with exercise of
   warrants and options                           21           212,334                    -               -            212,355

Conversion of debt to Common Stock                20           196,347                    -               -            196,367
Issuance of Common Stock to
   stockholder                                    50              (50)                    -               -                  -
Contributed research and
    development services                           -           318,850                                                 318,850
Net loss for the year                              -                 -                           (2,876,244)       (2,876,244)
                                    ----------------   ---------------     ----------------   --------------     -------------

Balance, December 31, 2000                     3,603       $ 3,001,613      $     (333,336)    $ (3,203,874)       $ (531,994)
                                    ================   ================    ================   ==============     =============



                                See accompanying notes to the consolidated financial statements.


                                                                            NEXLAND, INC. AND SUBSIDIARY
                                                                       CONSOLIDATED STATEMENTS OF CASH FLOWS
                                                                                     (NOTE 15)


YEARS ENDED DECEMBER 31,                                                             2000             1999              1998
                                                                         ----------------    -------------   ----------------
OPERATING ACTIVITIES
  Net loss                                                               $     (2,876,244)   $    (131,343)   $      (99,902)
                                                                         ----------------    --------------  ----------------

Adjustments to reconcile net loss to net cash (used in) operating activities:
     Compensation charge in connection with employment agreement                 166,664                -                 -
     Compensation charge in connection with severance                          1,125,000                -                 -
     Expenses paid by issuance of Common Stock                                   381,907                -                 -
     Contributed research and development services                               318,850
     Expense in connection with reduction of warrant exercise price               77,000                -                 -
     Expense in connection with issuance of options to consultants                75,000                -                 -
       Interest relating to conversion of debt to Common Stock                    15,948                -                 -
       Straight-lining of lease payments                                          36,000                -                 -
     Depreciation                                                                  5,914            1,716             1,528
     (Increase) decrease in:
         Accounts receivable                                                     (40,534)         (78,597)                -
         Inventory                                                               (19,482)         (48,824)           (7,643)
         Deposits and other assets                                               (26,820)          (3,180)                -
     (Decrease) increase in:
         Accounts payable                                                         56,876           98,745             7,643
         Accrued professional fees                                               219,194                -                 -
         Accrued expenses                                                         20,741           51,486             2,253
         Due to related party supplier                                           221,706                -                 -
         Other                                                                     3,101                -                 -
                                                                         ----------------    -------------   ---------------

Total adjustments                                                              2,637,065           21,346             3,781
                                                                         ----------------    -------------   ---------------

Net cash (used in) operating activities                                         (239,179)        (109,997)          (96,121)
                                                                         ----------------    -------------   ---------------

INVESTING ACTIVITIES
     Purchase of property and equipment                                          (33,211)          (2,251)             (532)
                                                                         ----------------    -------------   ---------------

Net cash (used in) investing activities                                          (33,211)          (2,251)             (532)
                                                                         ----------------    -------------   ---------------

FINANCING ACTIVITIES
     Proceeds from exercise of warrants and options                              212,355                -                 -
     Proceeds from issuance of Common Stock                                      115,327                -                 -
     Advances from stockholder                                                         -          114,781            87,136
     Other                                                                             -            1,675                 -
                                                                         ----------------    -------------   ---------------

Net cash provided by financing activities                                        327,682          116,456            87,136
                                                                         ----------------    -------------   ---------------

Net increase (decrease) in cash                                                   55,292            4,208            (9,517)
Cash, beginning of year                                                            4,231               23             9,540
                                                                         ----------------    -------------   ---------------

Cash, end of year                                                        $        59,523     $      4,231    $           23
                                                                         ================    =============   ===============





                                 See accompanying notes to the consolidated financial statements


                                                              F-11

                            NEXLAND, INC. AND SUBSIDIARY
                     NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 1 - ORGANIZATION AND BASIS OF PRESENTATION

         Nexland, Inc. ("Nexland" or "the Company") was incorporated on December 4, 1994 under the laws of the State of Florida. The Company is engaged in the production and distribution of Internet sharing boxes that provide security solutions that include firewall, content filtering and virtual private networking. It considers these operations to be organized in one reportable segment. The Company's sales are principally to United States customers with the balance to customers in Canada.

         Effective November 17, 1999, the Company was merged with WindStar Resources Inc. (WindStar) through a reverse merger (See Note 11).

NOTE 2 - SUMMARY OF ACCOUNTING POLICIES


PRINCIPLES OF CONSOLIDATION
---------------------------

         The consolidated financial statements include the accounts of Nexland, Inc. and its subsidiary. All material intercompany balances and transactions have been eliminated in the consolidation.

INVENTORIES
-----------

         Inventories are stated at the lower of cost or market, with cost being determined on an average cost basis.

PROPERTY AND EQUIPMENT
----------------------

         Property and equipment are stated at cost. Depreciation is provided using the straight-line method over the estimated useful lives of the assets, ranging from three to seven years.

LONG-LIVED ASSETS
-----------------

         The Company reviews the carrying values of its long-lived and identifiable intangible assets for possible impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable. The Company evaluates the recoverability of long-lived assets by measuring the carrying amount of the assets against the estimated undiscounted future cash flows associated with them. At such time the evaluations indicate that the future undiscounted cash flows of the long-lived assets would not be sufficient to recover the carrying value of such assets, the assets would be adjusted to their fair values. Any long-lived assets held for disposal are reported at the lower of their carrying amounts or fair value less cost to sell.

INCOME TAXES
------------

         Income taxes are calculated using the liability method specified by Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes."

REVENUE RECOGNITION
-------------------

         Revenue is recognized when products are shipped.

ADVERTISING
-----------

         Advertising costs are charged to operations in the year incurred; such amounts aggregated $38,878 in 2000, $10,364 in 1999 and $0 in 1998.

ESTIMATES
---------

         The preparation of the consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NET LOSS PER COMMON SHARE
-------------------------

         Net loss per common share is calculated according to Statement of Financial Accounting Standards No. 128, "Earnings Per Share" which requires companies to present basic and diluted earnings per share. Net loss per common share - Basic is based on the weighted average number of common shares outstanding during the year. Net loss per common share - Diluted is based on the weighted average number of common shares and dilutive potential common shares outstanding during the year.

FOREIGN CURRENCY TRANSLATION
----------------------------

         Foreign currency denominated assets and liabilities of subsidiaries with local functional currencies are translated to United States dollars at year-end exchange rates. The effects of translation are recorded in the cumulative translation component of capital deficit. Exchange gains and losses arising from transactions denominated in foreign currencies are translated at average exchange rates. The Company began its foreign operations during the latter part of 2000; the effects of any exchange adjustments were not material during 2000, and accordingly, no amounts were recorded as a cumulative translation component of capital deficit as of December 31, 2000.

RECLASSIFICATIONS
-----------------

         Certain 1999 and 1998 amounts have been reclassified to conform to the 2000 presentation.

RECENT ACCOUNTING PRONOUNCEMENTS
--------------------------------

         In March 2000, the Financial Accounting Standards Board (FASB) issued FASB Interpretation No. 44 (Interpretation 44), Accounting for Certain Transactions Involving Stock Compensation. Interpretation 44 provides criteria for the recognition of compensation expense in certain stock-based compensation arrangements that are accounted for under Accounting Principles Board Opinion No. 25, Accounting for Stock-Based Compensation. Interpretation 44 is effective July 1, 2000, with certain provisions that were effective retroactively to December 15, 1998 and January 12, 2000. Adoption of Interpretation 44 did not have a material impact on the Company's earnings or financial position.

         In December 1999, the Securities and Exchange Commission issued Staff Accounting Bulletin 101, "Revenue Recognition in Financial Statements" ("SAB 101"). SAB 101 provides guidance on the recognition, presentation and disclosure of revenues in financial statements and required adoption no later than the fourth fiscal quarter of fiscal years beginning after December 15, 1999. The Company implemented SAB 101 effective January 1, 2000 and its adoption did not have a material impact on the Company's earnings or financial position.

         In June 1998, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 133, "Accounting for Derivative Instruments and Hedging Activities". SFAS 133 establishes accounting and reporting standards for derivative instruments, including derivative instruments embedded in other contracts, and for hedging activities. SFAS 133 was amended by SFAS 138 in June 1999 and is effective, as amended, for all fiscal quarters of fiscal years beginning after June 15, 2000. The adoption of SFAS 133 on January 1, 2001 will not have a material impact on the Company's earnings or financial position.


NOTE 3 - INVENTORY

         Finished goods inventories at December 31, 2000 and 1999 consist of Internet sharing devices held for resale.

NOTE 4 - PROPERTY AND EQUIPMENT

         Property and equipment consist of the following:

       DECEMBER 31,                                  2000             1999
                                          ----------------   --------------

       Furniture and fixtures            $         23,715   $        8,434
       Office equipment                            17,930                -
                                          ----------------   --------------
                                                   41,645            8,434
       Less accumulated depreciation               (9,573)          (3,659)
                                          ----------------   --------------

                                         $         32,072   $        4,775
                                          ================   ==============

NOTE 5 - DEPENDENCY ON A CUSTOMER


         Approximately 18% of the Company's revenues were generated by one customer in the financial industry sector in 2000 and none in 1999 and 1998.

NOTE 6 - CONCENTRATIONS OF CREDIT RISK

         The Company manufactures and distributes Internet sharing boxes to companies in diversified industries. The Company performs periodic credit evaluations of its customers' financial condition and generally does not require collateral. At December 31, 2000 and 1999, accounts receivable from customers in the financial industry sector were approximately $33,000 and $0, respectively. Receivables generally are due within 30 days.

NOTE 7 - RELATED PARTY TRANSACTIONS

         a.       SETTLEMENT AGREEMENT
                  --------------------

         During 2000, the Company issued 30,000 shares of Common Stock to Fred Schmid, former CEO and President of WindStar, for management and financial consulting services (CONSULTING SHARES), which was recorded by a charge to operations and credit to paid-in capital and par value for $134,375. In addition, the Company issued 39,213 shares of Common Stock to Schmid and Erik Nelson, both of whom were former stockholders of WindStar, as a result of a late filing of the Company's Form S-1 (PENALTY SHARES), which resulted in a charge to operations and a credit to paid-in capital and par value for $247,532.

         On November 22, 2000 the Company entered into a settlement agreement in which it agreed to dismiss a threatened lawsuit against Fred Schmid, Fred Schmid Inc., Dale Runyon, a former principal shareholder of WindStar and Erik Nelson (WindStar parties), and to terminate Schmid's consulting agreement. In this connection, Schmid and Nelson agreed to escrow the CONSULTING SHARES and the PENALTY SHARES with an Escrow Agent and Dale Runyon agreed to return 800,000 TRANSFER SHARES of Common Stock that were issued to him in a prior year. The settlement agreement provides that the escrow agent hold the above-mentioned shares until such time as a Form S-1 is declared effective by the SEC. After a Form S-1 is declared effective, the shares will be given to the Company. Upon completion of the stock transfer and a Form S-1 being declared effective, the agreement will be deemed to be fully performed and the Company will record the return of these shares.

         b.       OTHER LIABILITIES
                  -----------------

         In connection with the reverse merger, the Company assumed various current liabilities. As of December 31, 2000 and 1999 such liabilities aggregated $97,356 and $100,357, respectively.

         c.       DEPENDENCY ON A SUPPLIER
                  ------------------------

         The Company purchases all its Internet sharing devices from one supplier, Smerwick, Ltd. The supplier is located in Taiwan, and its principal shareholders, Laurent Solomon and Andre Chouraqui are also principal shareholders of the Company. Purchases from this supplier aggregated $621,000, $178,000 and $8,000 for 2000, 1999 and 1998, respectively. Although there are a limited number of manufacturers of the particular Internet sharing devices, management believes that other suppliers could provide similar Internet sharing devices on comparable terms. A change in this supplier, however, could cause a delay in manufacturing and affect results adversely.

         On October 18, 2000, the Company entered into an agreement with Smerwick Ltd., to issue 500,000 shares of its Common Stock to satisfy supplier payables of $486,441. According to the agreement, the Company has the option (as defined) to repurchase the 500,000 shares. In the event Smerwick sells the shares for an amount less than the supplier debt of $486,441, the Company will be indebted to Smerwick for the shortfall. Since the Company is ultimately liable for repayment of this obligation, the Company has not recorded the satisfaction of this obligation for the 500,000 shares of issued stock. In this connection, the Company has recorded the issuance of the 500,000 shares at par value, by debiting paid in capital and crediting Common Stock.

         d.       DUE TO PRINCIPAL STOCKHOLDER
                  ----------------------------

         As of December 31, 1999 the Company had an unsecured demand loan of $174,317 from an officer and principal shareholder, Israel D. Sultan. During 2000, the Company and Mr. Sultan agreed to convert the then balance of the $196,367 unsecured demand loan plus interest into 196,367 shares of Common Stock. At the date of this transaction, the Company's Common Stock had a fair value of $0.45 per share. Accordingly, the Company recorded the excess of the existing obligation over the fair value of the Common Stock as a capital contribution.

         e.       NONQUALIFIED OPTIONS TO LAW FIRM
                  --------------------------------

         On December 31, 2000, the Company granted nonqualified options pursuant to the 2000 Stock Incentive Plan to a law firm to purchase up to 238,000 shares of Common Stock at an exercise price of $0.25 per share. The law firm and certain partners therein are shareholders of the Company. These options vest immediately and may be exercised within ten years of the date of grant. The Company recorded the fair value of each option at the grant date by using the Black-Scholes option pricing model. The fair value of these options amounting to $38,000 was charged to operations in 2000.

         f.       CONTRIBUTED RESEARCH AND DEVELOPMENT
                  ------------------------------------

         A company controlled by one principal shareholder incurred research and development costs on the Company's behalf for the further development of the Internet access hardware routers. In this connection, the Company recorded as a capital contribution of $318,850, which represents the actual costs, incurred by this company on the Company's behalf, substantially consisting of technician salaries for subcontractors located in Taiwan. The Company has no formal agreement with this company. During the comparable period in 1999, the Company did not incur any research and development costs, since it purchased ready to sell finished goods inventory.

         g.       NEXLAND S.A.
                  ------------

         On November 17, 1999 the Company entered into a mutual non-competition agreement with Nexland S.A., a French corporation owned by certain principal stockholders of the Company. The agreement provides for:

         o        a five year non-competition period;

         o        Nexland France shall have exclusive sales rights to Europe;

         o        the Company shall have exclusive sales and marketing rights to
                  North  America,   South  America,   Central  America  and  the
                  Caribbean;

         o if either party sells into the other's territory, the sales contracts shall be assigned to the other party, and the assignee shall pay the assignor 20% of the gross value of the contract.

         On September 20, 2000, the Company entered into a licensing agreement with Nexland, S.A. Pursuant to the agreement the Company licensed to Nexland, S.A. the rights to utilize its technology in Europe, Africa and the Middle East for 10 years.


NOTE 8 - INCOME TAXES

         Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. At December 31, 2000, the Company had federal net operating losses (NOL) of approximately $2,500,000. The NOL expires during the years 2019-2020. In the event of a change in ownership of the Company, the utilization of the NOL carryforward will be subject to limitation under certain provisions of the Internal Revenue Code.

         Realization of any portion of the approximate $1,100,000 deferred federal tax asset at December 31, 2000, resulting from the utilization of the NOL, is considered more likely than not by management; accordingly, a valuation of allowance has been established for the full amount of such asset.

Significant components of the Company's deferred tax liabilities and assets at December 31, 2000, 1999 and 1998 are as follows:


                                                                          2000            1999             1998
                                                                  -------------   -------------    -------------

         Deferred tax assets:
         Professional and consulting fees                              137,000               -                -
         Net operating loss carryforwards                              963,000           9,500                -
         Valuation allowance for deferred tax assets                (1,100,000)         (9,500)               -
                                                                  -------------   -------------    -------------

         Net deferred tax asset                                  $           -   $           -    $           -
                                                                  =============   =============    =============


A reconciliation between actual income taxes and amounts computed by applying the federal statutory rate of 34% to pre-tax loss before loss is summarized as follows:

                                                                              2000             1999(a)              1998(a)
                                                             --------------------------------------------------------------

U.S. Federal statutory rate on earnings (loss)
before income taxes                                                    $ (924,000)         $ ( 44,657)         $  (33,967)
State income tax, net of Federal benefit                                 (158,000)                  -                   -
Increase in valuation allowance                                         1,090,500                   -                   -
Other                                                                      (8,500)             44,657              33,967
                                                             --------------------------------------------------------------
Income tax expense (benefit)                                           $        -          $  ________         $   ______
                                                             --------------------------------------------------------------


(a) Through November 16, 1999, these losses pertain to Nexland LP and accordingly, for tax purposes, there is no corporate benefit.

NOTE 9 - COMMON STOCK

         During 1998, the Board of Directors of WindStar authorized a 1-for-250 reverse stock split, thereby decreasing the number of issued and outstanding shares and increasing the par value of each share to $0.0001.

         On April 25, 2000, pursuant to an employment contract between the Company and Enrique Dillon (the Chief Executive Officer at that time), the Company issued 1,170,000 shares of Common Stock to him. On May 1, 2000, pursuant to an employment contract between the Company and Martin Dell'Oca (Chief Financial Officer) the Company issued 200,000 shares of Common Stock to him. In connection with the employment agreement for Mr. Dell'Oca, the Company recorded unearned compensation as a charge to capital deficit in the amount of $500,000 representing the fair value of the Common Stock at the date of grant. Such amount is being amortized over the period of the employment agreement. Amortization expense aggregated $166,664 during 2000.

         On June 30, 2000, Mr. Dillon resigned from his position in the Company. In connection with his resignation, the 1,170,000 shares of Common Stock issued in connection with his employment agreement were forfeited. The Company in consideration of the termination of the employment agreement issued 500,000 shares of Common Stock to the former executive. In connection therewith, the Company recorded a charge to operations in the amount of $1,125,000 during 2000.

         At December 31, 2000, 2,298,000 shares of Common Stock were reserved for issuance under outstanding options and 3,702,000 shares of Common Stock were reserved for the granting of additional shares. In addition, 3,089,203 shares of Common Stock were reserved for issuance under warrants.

The following reconciles the components of the earnings per share (EPS) computation:

For the years ended                  2000                                 1999                              1998
December 31,
                     ---------------------------------------------------------------------------------------------------------------
                        Loss         Shares      Per Share       Loss       Shares    Per Share     Loss      Shares     Per Share
                     Numerator     Denominator    Amount      Numerator   Denominator   Amount    Numerator Denominator    Amount

Loss per common
share - basic:       ($2,876,244)   34,833,231   $  (0.08)   $ (131,343)  30,053,926  $    -     $(99,902)   29,500,000    $   -

Effect of Dilutive
Securities
Options                       -            -            -              -          -          -         -             -          -
Warrants                      -            -            -              -          -          -         -             -          -
                     -----------------------------------------------------------------------------  ------------------------------


Loss per common
share - assuming
dilution:            $ (2,876,244)  34,833,231   $  (0.08)   $ (131,343)  30,053,926  $    -     $(99,902)   29,500,000    $   -
                     ---------------------------------------------------------------------------------------------------------------

         Options to purchase 2,298,000 shares of Common Stock prices ranging from $0.12 to $0.927 per share were not included in the computation of loss per share assuming dilution for 2000, as they would have an anti-dilutive effect. There were no options to purchase Common Stock that would have a dilutive effect on the computation of loss per common share in 1999 and 1998. Warrants to purchase 3,089,203 shares of Common Stock at prices ranging from $2.50 to $5.00 per share were not included in the computation of loss per common share assuming dilution for 2000, 1999 and for 1998 as they would have an anti-dilutive effect.

NOTE 10 - OPTIONS AND WARRANTS

         On September 6, 2000, the Company  adopted a Stock  Incentive Plan (the
Plan), which provides for the granting of 6,000,000 stock options and stock appreciation rights (SARs) to key employees. Options granted may be either "incentive stock options," within the meaning of Section 422A of the Internal Revenue Code, or non-qualified options.

         The stock options are exercisable over a period determined by the Board of Directors, but no longer than ten years after the date they are granted. Information with respect to stock options under the Plan is as follows:

         Year ended December 31                  Price per share           2000
                                               ---------------------------------

         Options outstanding at January 1                      -              -
         Options granted                          $ 0.12 - 0.927      2,323,000
         Options exercised/surrendered                         -              -
         Options cancelled                            $    0.843       (25,000)
                                                                   -------------
         Options outstanding at December 31                    -      2,298,000
         Options available for grant under the                 -      3,702,000
         Plan at December 31                                          ----------

         Total reserved shares under the Plan                  -      6,000,000

         Options exercisable under the Plan                    -      1,453,000
         at December 31                                            =============

         The following table summarizes information about stock options at December 31:

                                                 NUMBER OF          WEIGHTED
                                                   OPTIONS           AVERAGE      WEIGHTED   NUMBER OF OPTIONS       WEIGHTED
                                               OUTSTANDING         REMAINING       AVERAGE     EXERCISABLE AT         AVERAGE
                                              DECEMBER 31,       CONTRACTUAL      EXERCISE       DECEMBER 31,        EXERCISE
  Range of Exercise Prices                           2000               LIFE         PRICE               2000           PRICE
                                        ------------------  ----------------  ------------    ---------------   -------------


  $0.12 - $0.132                                   750,000              9.91        $0.125            750,000          $0.125
  $0.23 - $0.25                                    623,000             10.00        $0.241            553,000          $0.242
  $0.843 to $0.927                                 925,000              9.75        $0.870            150,000          $0.843
                                         --------------------                               --------------------
                                                 2,298,000                                          1,453,000

         A former officer of the Company's predecessor is entitled to purchase up to 160,000 shares of the stock during the ten-year period commencing November 11, 1997 for exercise prices ranging from $0.25 to $2.50 per share, and up to 160,000 additional shares of stock, for the exercise price of $5.00 per share. No options were granted or exercised during 1998 or 1999. In March 2000, options were exercised at $1.00 per share with the Company receiving a total of $160,000. Such amounts were issued outside of the Company's Stock Incentive Plan.

         The Company applies APB Opinion 25 and related Interpretations in accounting for its plan. Accordingly, no compensation cost has been recognized for its stock option plan. Had compensation cost for the Company's stock-based compensation plan been determined based on the fair value at the grant dates for awards under such plan consistent with the method of FASB Statement 123, "Accounting for Stock-Based Compensation," the Company's net loss and loss per share would have been reduced to the pro forma amounts indicated below:

                                                                          2000            1999             1998
                                                                  -------------   -------------    -------------

         Net (loss) as reported                                  $  (2,876,244)   $     (131,343)  $    (99,902)
         Net (loss) pro forma                                       (3,422,565)         (131,343)       (99,902)
         Basic earnings (loss) per share as reported                      (.08)                -              -
         Basic earnings (loss) per share pro forma                        (.09)                -              -


         The Company estimates the fair value of each stock option at the grant date by using the Black-Scholes option pricing model based on the following assumptions:

         YEAR ENDED DECEMBER 31,                                   2000
                                                       -----------------

         Risk free interest rate                          5.10% - 6.02%
         Expected life                                  9.75 - 10 years
         Expected volatility                                        49%
         Dividend yield                                             0.0

         In August 2000, in connection with a private placement, the Company issued 254,741 shares of Common Stock at prices ranging from $0.12 to $0.45 per share for cash of $115,327.

         During 1996, the Company's predecessor (WindStar) issued 1,600,000 units in exchange for certain obligations. Each unit consisted of one share of Common Stock, one "Class A Warrant" and one "Class B Warrant." Each "Class A Warrant" may be exercised to purchase one share of Common Stock at exercise prices ranging from $0.25 to $2.50 per share. Each "Class B Warrant" may be exercised to purchase one share of Common Stock at an exercise price of $5.00. The warrants are redeemable at any time upon the Company giving thirty days written notice to the holder thereof at redemption price of $0.0025 per warrant. The warrants are exercisable up to five years from the effective date of the offering unless called sooner. In September 2000, private investors exercised warrants to purchase 52,355 shares of the Company's Common Stock at $1.00 per share. As of December 31, 2000, 1,489,203 "Class A Warrants" remain authorized and outstanding (not exercised). No "Class B Warrants" have been exercised.

NOTE 11 - MERGER AND ACQUISITIONS

         From inception until November 15, 1999, Nexland was inactive. On November 15, 1999, the partners of Nexland LP assigned all their rights, title and interest in partnership assets to Nexland, Inc. in exchange for 17,000 shares of Common Stock of Nexland, Inc. In a prior year, Mr. Israel D. Sultan, a principal stockholder of Nexland, who owned 50% of Nexland LP was issued 3,000 shares of the Company's Common Stock for $3,000.

         On November 17, 1999, WindStar acquired all of the outstanding Common Stock of Nexland by exchanging each of its shares of Common Stock for 1,475 shares of WindStar. Nexland's shareholders received 29,500,000 shares of WindStar for their 20,000 shares of Nexland's Common Stock. For accounting purposes the acquisition has been treated as a reverse merger with Nexland as the acquirer. WindStar was incorporated on March 22, 1995, under the laws of the State of Arizona under the name of the Turtleback Mountain Gold Co., Inc. to conduct business in the fields of mineral exploration, construction and mining. WindStar has not realized any significant revenues from its planned operations.

         The Company's unaudited pro forma consolidated results of operations assuming the reverse merger occurred on January 1, 1998 is as follows:

                                                                  PROFORMA
         PROFORMA FOR THE YEAR ENDED DECEMBER 31, 1999:              TOTAL
                                                             --------------
                                                                (UNAUDITED)

         Revenue                                                   263,338
         Net loss                                                 (426,402)
         Loss per share                                              (0.01)
         Weighted average number of Common Stock shares
            outstanding                                         33,713,230


                                                                  PROFORMA
         PRO FORMA FOR YEAR ENDED DECEMBER 31, 1998:                 TOTAL
                                                             --------------
                                                                (UNAUDITED)

         Revenue                                                         -
         Net loss                                                 (260,566)
         Loss per share                                              (0.01)
         Weighted average number of Common Stock shares
            outstanding                                         33,662,223

NOTE 12 - COMMITMENTS AND CONTINGENCIES

         The Company leases commercial office space and office equipment under lease agreements, which expire at various dates through 2003. The leases generally contain renewal options and require that the Company pay for utilities, insurance, property taxes, rental expense and maintenance. The Company currently leases office space in Florida and in Canada. Rental expense for 2000, 1999 and 1998 aggregated approximately $81,000, $19,081 and $8,546, respectively. The Company has recorded the effect of straight-lining the rent expense over the actual payments. In this connection, $36,000 is included in accrued expenses as of December 31, 2000.

         Minimum rental obligations under all noncancellable-operating leases with terms of one year or more as of December 31, 2000, are as follows:

          Years ending December 31,                         Amount
                                                  ----------------

              2001                               $         149,000
              2002                                         182,000
              2003                                          77,000
                                                  ----------------

                                                 $         408,000
                                                  ================

NOTE 13 - OPERATIONS IN GEOGRAPHIC AREAS

                                                                                        ADJUSTMENTS          CONSOLIDATED
                                                         UNITED                                 AND
     Year ended December 31, 2000                        STATES           CANADA       ELIMINATIONS                 TOTAL
     ----------------------------                  -------------    -------------    ---------------    ------------------

     Sales to unaffiliated customers              $   1,208,990    $     263,960    $                  $        1,472,950
     Transfers between geographic areas           $     160,781    $                $     (160,781)                     -
                                                   -------------    -------------    ---------------    ------------------

     Total sales                                  $   1,369,771    $     263,960    $     (160,781)    $        1,472,950
                                                   =============    =============    ===============    ==================

     Operating profit (loss)                      $ (2,858,322)    $       5,037    $                  $      (2,853,285)
                                                   =============    =============    ===============    ==================

     Identifiable assets as of
       December 31, 2000                          $     296,841    $      80,664    $      (60,830)    $          316,675
                                                   =============    =============    ===============    ==================

         Operating profit (loss) is total sales less operating expenses.

         Identifiable assets are those assets of the Company that are identified with operations in each geographic area. There were no operations outside the United States in 1999 and 1998.

NOTE 14 - GOING CONCERN

         The accompanying   consolidated  financial  statements were prepared
assuming  that the  Company  will  continue  as a going  concern.  This basis of
accounting  contemplates   the recovery of the  Company's   assets and the
satisfaction of its liabilities in the normal course of operations. Since inception, the Company has been involved in the development of its Internet
sharing devices  organizational   infrastructure,   and the performance
of preliminary marketing and sales. The Company's ultimate ability to attain profitable operations is dependent upon obtaining additional financing and to achieve a level of sales adequate to support its cost structure. During the year ended December 31, 2000, the Company incurred losses of approximately $2.9 million, has a working capital deficiency of $594,066 and has $59,523 of cash, all of which raises substantial doubt about the Company's ability to continue as a going concern.

         Management plans to undertake a comprehensive review of its ongoing business to address reductions in its selling, general and administrative expenses, including reductions in rent and professional fees. The Company is involved in active ongoing negotiations with investment banks and other members of the financial community to obtain additional sources of capital. Effective February 1, 2001, it has begun factoring its receivables. As discussed in Note 17, the Company has taken the following steps to improve its cash flow for 2001:

         o  On January 31, 2001, the Company entered into a factoring agreement.

         o On March 19, 2001, the Company entered into an agreement with an institutional investor to purchase up to $5 million of the Company's convetible debentures.

         o The Company is in negotiations with potential purchasers of the Company's Internet sharing boxes in substantial quantities.

         Accordingly,    there are no  assurances  that the  Company  will be
         successful in achieving the above plans, or that such plans, if consummated, will enable the Company to obtain profitable operations or continue as a going concern.

NOTE 15 - SUPPLEMENTAL CASH FLOW INFORMATION

         Supplemental disclosure is as follows:


                                                  2000        1999       1998
                                             -----------  ----------  ----------

             Cash paid for interest         $        -    $  1,706   $      -
             Cash paid for taxes                     -           -          -

NOTE 16 - FAIR VALUE OF FINANCIAL INSTRUMENTS

      Statement of Financial Accounting Standards (SFAS) No. 107, "Disclosures about Fair Value of Financial Statements," requires estimated fair value amounts to be determined by the Company's management using available market information and other valuation methods. However, considerable judgement is required to interpret market data in developing the estimates of fair value. Accordingly, the estimates are not necessarily indicative of the amounts the Company could realize in a current market exchange. The use of different market assumptions and/or estimation methods may have a material effect on the estimated fair value amounts. Furthermore, the Company does not intend to dispose of a significant portion of its financial instruments.

         The Company's financial instruments consist principally of cash, accounts receivable and notes payable. The carrying amounts of such financial instruments approximated fair value at December 31, 2000 and 1999.

NOTE 17 - SUBSEQUENT EVENTS

(a)      FACTORING
         ---------

         On January 31, 2001, the Company entered into a factoring agreement. The agreement expires on January 31, 2002 or until terminated by either party with proper notice given as defined. The Company has assigned substantially all of its accounts receivable to the factor, typically on a recourse basis. The Company may request advances up to 75% of the eligible receivables. The factor charges the Company a commission equal to .0667% per day for each uncollected receivable from the invoice date to the payment date of such invoice, plus interest on advanced funds equal to the greater of 10% or the interest publicly announced by Citibank N. A., plus 2%. Obligations due to the factor under the factoring agreement are collateralized by "receivables", as defined.

(b)      LINE OF CREDIT
         --------------

         On March 19, 2001, the Company entered into a Line of Credit Agreement (the " Credit Line"). Pursuant to the Credit Line, an institutional investor agreed, if requested by the Company, to purchase up to $5 million of the Company's debentures. The debentures are convertible into Common Stock at a conversion price equal to a 20% discount of the market price of such stock, as defined in the agreement. The timing of each sale and the number of debentures to be sold is at the discretion of the Company, subject to various conditions, including an effective registration of the conversion shares. The dollar amount that the Company can request under any individual sale is subject to the average trading volume of the Company's Common Stock for the preceding 40-day trading period. The maximum term of the Credit Line is two years as defined. The agreement contains various representations, warranties and covenants by the Company, including limitations on the Company's ability to sell Common Stock or Common Stock equivalents, sell assets, merge, or enter into certain other transactions.

         SECURITIES PURCHASE AGREEMENT
         -----------------------------

         On March 19, 2001, the Company entered into a Securities Purchase Agreement with third party investors and a Placement Agent Agreement to provide up to $250,000 less certain fees and expenses of the placement agent by the issuance of convertible debentures. The debentures bear interest at 6% per year and convert into the Company's Common Stock. Through April 19, 2001, the Company issued debentures of $65,000 from which the Company received net proceeds of approximately $43,000.

         In  connection  with the issuance of such  debentures,  the  difference between the conversion price and the fair value of the Common Stock into which the debentures are convertible, multipled by the number of shares into which the debt is convertible at the issuance date of the debt or the date at which the debentures become convertible will be recorded as intrinsic value of the beneficial conversion feature and charged to interest expense in the Company's statement of operations. Such amounts may be material to the Company's 2001 financial statements.

         CONSULTING AGREEMENT
         --------------------

         In connection with entering into the Credit Line, the Company also entered into consulting services agreement relating to capital investment and, or debt financing. Under the agreement, the consultant will receive a fee equal to 8.4% of the gross proceeds from each advance under the Credit Line. In addition, on March 16, 2001, the Company issued 126,000 shares of its Common Stock pursuant to the consulting services agreement.

         The Company has granted the Credit Line investor, the consultant and the placement agent certain registration rights. Pursuant to the registration rights agreements, the Company is obligated to, among other things, register the sale of the shares, in connection with the agreements referred to above.


Note 18 - QUARTERLY FINANCIAL INFORMATION (UNAUDITED)

insert

2000 Quarter Ended                       March 31     June 30 (a)     September 30      December 31
                                      -----------------------------------------------------------------

Revenues                               $  208,607    $     241,270   $      319,574   $     703,499
Gross Profit                           $  122,875    $     149,807   $      174,665   $     291,239
Net income (loss)                      $ (423,256)   $  (1,361,789)  $     (480,474)  $    (610,725)
Basic and diluted earnings (loss)
per common share                       $    (0.01)   $       (0.04)  $        (0.01)  $       (0.02)


1999 Quarter Ended                       March 31       June 30       September 30    December 31 (b)
                                      -----------------------------------------------------------------

Revenues                               $      3,887  $       31,015  $       47,876   $     180,560
Gross Profit                           $    (2,051)  $        9,612  $       (7,068)  $     133,534
Net income (loss)                      $    (7,616)  $       (2,224) $      (71,355)  $     (50,148)
Basic and diluted earnings (loss)
per common share                                   -               -               -               -




(a) During the quarter ended June 30, 2000, the Company recorded a charge to compensation in connection with issuance of 500,000 shares of common stock valued at $1,125,000 resulting from the severance of the Company's former Chief Executive Officer.

(b) See footnote 11, which discusses the reverse merger that occurred during the fourth quarter of 1999.

WE  HAVE  NOT  AUTHORIZED  ANY  DEALER,
SALESPERSON  OR OTHER PERSON TO PROVIDE
ANY    INFORMATION    OR    MAKE    ANY
REPRESENTATIONS  ABOUT  NEXLAND,  INC.,
EXCEPT     THE      INFORMATION      OR
REPRESENTATIONS   CONTAINED   IN   THIS
PROSPECTUS.  YOU  SHOULD  NOT  RELY  ON
ANY    ADDITIONAL     INFORMATION    OR
REPRESENTATIONS IF MADE.

        -----------------------

This  prospectus does not constitute an            ----------------------
offer to sell, or a solicitation  of an
offer to buy any securities:                             PROSPECTUS

   o  except the common  stock  offered             ---------------------
      by this prospectus;

   o  in any  jurisdiction in which the
      offer  or   solicitation  is  not
      authorized;                             13,673,814 SHARES OF COMMON STOCK

   o  in  any  jurisdiction  where  the
      dealer  or other  salesperson  is
      not  qualified  to make the offer                 NEXLAND, INC.
      or solicitation;

   o  to  any  person  to  whom  it  is
      unlawful  to make  the  offer  or
      solicitation; or

   o  to  any   person  who  is  not  a              __, 2001
      United States  resident or who is
      outside the  jurisdiction  of the
      United States.

The delivery of this prospectus or any
accompanying sale does not imply that:

   o  there  have  been no  changes  in
      the  affairs  of  Nexland,   Inc.
      after    the    date    of   this
      prospectus; or

   o  the information  contained in this
      prospectus  is  correct  after the
      date of this prospectus.

         -----------------------

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.
          -------------------------------------------

      The following table sets forth estimated expenses expected to be incurred in connection with the issuance and distribution of the securities being registered. All expenses will be paid by our Company.

Securities   and   Exchange   Commission       $   1,700
Registration Fee
Printing and Engraving Expenses                $   5,000
Accounting Fees and Expenses                   $  10,000
Legal Fees and Expenses                        $  25,000
Blue Sky Qualification Fees and Expenses       $  10,000
Miscellaneous                                  $   8,300
                                                 -------
TOTAL                                          $  60,000
                                                 =======


ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.
          -----------------------------------------

      Our Company's bylaws provide that we have the power to indemnify any officer or director against damages if such person acted in good faith and in a manner the person reasonably believed to be in the best interests of our Company. No indemnification may be made (i) if a person is adjudged liable unless a Court determines that such person is entitled to such indemnification,
(ii) with respect to amounts paid in settlement without court approval or (iii) expenses incurred in defending any action without court approval.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES.
          ---------------------------------------

      On August 21, 1998, our Company issued 22,000 shares of common stock to Baragan Mountain Mining, LLC valued at $2.50 per share for conversion of $55,000 of debt..

      On October 23, 1998, our Company issued 41,520 shares of common stock valued at $0.25 per share pursuant to the exercise of Class A Warrants of our Company. All of these shares were purchased by unrelated persons.

      On October 30, 1998, our Company issued 400 shares of common stock valued at $0.25 per share pursuant to the exercise of Class A Warrants of our Company. All of these shares were purchased by an unrelated person.

      On November 6, 1998, our Company issued 6,000 shares of common stock valued at $0.25 per share pursuant to the exercise of Class A Warrants of our Company. All of these shares were purchased by an unrelated party.

      On November 13, 1998, our Company issued 3,540 shares of common stock valued at $0.25 per share pursuant to the exercise of Class A Warrants of our Company. All of these shares were purchased by an unrelated party.

      On February 23, 1999, our Company issued 2,000 shares of common stock valued at $0.25 per share pursuant to the exercise of Class A Warrants of our Company. All of these shares were purchased by unrelated parties.

      On October 28, 1999, our Company issued 29,500,000 shares of common stock pursuant to the acquisition of Windstar Resources, Inc.

      On November 5, 1999, our Company issued 382,173 shares of common stock for conversion of debt to equity. All of these shares were purchased by unrelated parties.

      On March 21, 2000, our Company issued 39,213 shares of common stock valued at $6.31 per share to Erik Nelson in connection with a penalty for the late filing of our Company's Form S-1 Registration Statement.

      On March 21, 2000, our Company issued 160,000 shares of common stock valued at $1.00 per share to Fred Schmid, our former Chief Executive Officer, in connection with the exercise of options of our Company issued pursuant to the acquisition of Windstar Resources, Inc.

      On March 21, 2000, our Company issued 15,000 shares of common stock to Fred Schmid, our former Chief Executive Officer and President. Of this issuance, 5,000 shares were valued at $4.00 per share, 5,000 shares were valued at $3.38 per share, and 5,000 shares were valued at $2.00 per share.

      On May 5, 2000, our Company issued 1,170,000 shares of common stock to Enrique Dillon, our former Chief Executive Officer, valued at $3.38 per share in
consideration  of his employment.   On July 7, 2000, Mr. Dillon  subsequently
forfeited these shares and was issued 500,000 shares of common stock valued at $2.25 per share pursuant to a severance agreement with our Company.

      On May 5, 2000, our Company issued 200,000 shares of common stock valued at $2.50 per share to Martin Dell'Oca, our Chief Financial Officer and a Director, in consideration of his employment.

      In July, 2000, our Company issued 6,313 shares of common stock valued at $1.00 per share pursuant to the exercise of Class A Warrants of our Company. All of these shares were purchased by unrelated parties.

      In August, 2000, our Company issued 23,600 shares of common stock valued at $1.00 per share pursuant to the exercise of Class A Warrants of our Company. All of these shares were purchased by unrelated parties.

      In September, 2000, our Company issued 19,359 shares of common stock valued at $1.04 per share pursuant to the exercise of Class A Warrants of our Company. All of these shares were purchased by unrelated parties.

      On October 26, 2000, our Company issued 196,366 shares of common stock valued at $1.04 per share to Daniel Sulton, a Director of our Company, for conversion of debt to equity.

      On October 26, 2000, our Company issued 500,000 shares of common stock valued at $0.0001 per share to Andrei Chouraqui for conversion of debt to equity.

      Between October 26, 2000 and December 20, 2000, our Company issued 254,741 shares of common stock for cash of $128,761. These shares of common stock were sold at prices ranging from $0.18 to $1.71 per share. All of these shares were purchased by unrelated parties.

      Between November 29, 2000 and December 9, 2000, our Company issued 3,083 shares of common stock valued at $1.00 per share pursuant to the exercise of Class A Warrants of our Company. All of these shares were purchased by unrelated parties.

      With respect to the sale of unregistered securities referenced above, all transactions were exempt from registration pursuant to Section 4(2) of the Securities Act of 1933 (the "1933 Act"), and Regulation D promulgated under the 1933 Act. In each instance, the purchaser had access to sufficient information regarding our Company so as to make an informed investment decision. More specifically, our Company had a reasonable basis to believe that each purchaser was an "accredited investor" as defined in Regulation D of the 1933 Act and otherwise had the requisite sophistication to make an investment in our Company's common stock.

ITEM 27.  EXHIBITS.
          ---------

      The following exhibits are filed as part of this registration statement:

      The exhibits listed below are required by Item 601 of Regulation S-K. Each management contract or compensatory plan or arrangement required to be filed as an exhibit to this Form 10-K has been identified.

      The following documents are incorporated herein by reference from the Registrant's Form S-1 Registration Statement filed with the Securities and Exchange Commission (the "Commission"), Commission file #333-3074 on April 1, 1996 and declared effective by the Commission August 16, 1996:


NUMBER       DOCUMENT
------       --------

3.1          Articles of Incorporation.

3.2          Amended Articles of Incorporation.

3.3          Bylaws of the Company.

4.1          Specimen certificate for Common Stock.

4.2          Specimen certificate for Class A Redeemable Warrants.

4.3          Specimen certificate for Class B Redeemable Warrants.

      The following documents are incorporated herein by reference from the Registrant's Form 10-K Annual Report for the period ended December 31, 1997:

99.1         Stock Purchase Agreement.

99.2         Employment Agreement with Fred Schmid.

      The following documents are incorporated herein by reference from the Registrant's Form 10-K Annual Report for the period ended December 31, 1998:

3.3          Amended Articles of Incorporation dated December 31, 1997.

3.4          Amended Articles of Incorporation dated April 15, 1998.

      The following documents are incorporated herein by reference from the Registrant's Post Effective Amendment 1 to Form S-1 Registration Statement filed with the Securities and Exchange Commission (the "Commission"),Commission file #333-3074 on June 17,1998 and declared effective by the Commission June 19,1998:

3.3          Amended Articles of Incorporation dated December 31, 1997.

3.4          Amended Articles of Incorporation dated April 15, 1998.

             The following documents are incorporated herein by reference from the Registrant's Form 8-K Report filed on December 3, 1999:

2.           Acquisition Agreement and Exhibits attached thereto.

      The  following   documents  are   incorporated   by  reference   from  the
Registrant's Post-Effective Amendment 2 to Form S-1 Registration Statement filed with the Commission, Commission file #333-3074 on April 3, 2000.

10.1         March 14, 2000,  Consulting  Agreement between Nexland S.A. and the
             Company.

10.2         November  17,  1999,  Mutual   Non-Competition   Agreement  between
             Nexland, S.A. and the Company.

10.3
             November 17, 1999 Co-Operation Agreement between Smerwick, Ltd. and the Company.

             The following documents are incorporated by reference from the Registrant's Form 8K filed with the Commission, Commission file #333-3074 on May 12, 2000.

10.4         Employment Contract of Enrique Dillon.

10.5         Employment Contract of Martin Dell'Oca.

      The  following   documents  are   incorporated   by  reference   from  the
Registrant's Form 10-K filed with the Commission on May 14, 2001:

4.4          2000 Stock Incentive Plan

10.6 Promissory Note dated August 1, 2000, by the Company payable to Israel D. Sultan

10.7         Conversion  Agreement  dated  October 26, 2000,  between  Israel D.
             Sultan and the Company.

10.8 Line of Credit Agreement dated March 19, 2001, between Cornell Capital Partners, L.P. and the Company.

10.9 Registration Rights Agreement dated March 19, 2001, between Cornell Capital Partners, L.P. and the Company.

10.10 Escrow Agreement dated March 19, 2001, between Cornell Capital Partners, L.P., the Company, Butler Gonzalez LLP and First Union National Bank.

10.11        Form of Convertible Debenture

10.12        Consulting   Services  Agreement  dated  March  19,  2001,  between
             Yorkville Advisors Management, L.L.C. and the Company.

10.13 Securities Purchase Agreement dated March 19, 2001, between the investors on Schedule I attached thereto (the "Investors") and the Company.

10.14 Registration Rights Agreement dated March 19, 2001, between the Investors and the Company.

10.15 Placement Agent Agreement dated March 19, 2001, between May Davis Group, Inc. ("May Davis") and the Company.

10.16 Escrow Agreement dated March 19, 2001, between May Davis, the Company and First Union National Bank.

      The following documents are provided herewith:

5.1          Opinion re: Legality

23.1         Consent of Williams & Webster

23.2         Consent of Independent Certified Public Accountants

23.3         Consent of Kirkpatrick & Lockhart LLP

24.1         Power of Attorney

ITEM 28.  UNDERTAKINGS.
          ------------
      The undersigned registrant hereby undertakes:

            (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

                  (i) Include any prospectus required by Sections 10(a)(3) of the Securities Act of 1933 (the "ACT");

                  (ii) Reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                  (iii) Include any additional or changed material information on the plan of distribution;

            (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities that remain unsold at the end of the offering.

      Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and authorized this registration statement to be signed on our behalf by the undersigned, in Miami, Florida.

                                         NEXLAND, INC.

                                         By:/s/ Gregory S. Levine
                                            ---------------------------------
                                         Name: Gregory S. Levine
                                         Title:President


      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Sydney A. Harland his true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for him and in his name, place and stead, in any and all capacities (until revoked in writing), to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or is substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated.

SIGNATURE                      TITLE                             DATE
---------                      -----                             ----


/s/ Gregory S. Levine          President and Director            August 7, 2001
------------------------
Gregory S. Levine



/s/ Martin Dell'Oca            Chief Financial  Officer and      August 7, 2001
------------------------
                               Director
Martin Dell'Oca


/s/ Daniel Sultan              Director                          August 7, 2001
------------------------
Daniel Sultan